EXHIBIT 4.1
EXECUTION VERSION

SECOND AMENDED AND RESTATED
INDENTURE
between
FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer
and
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
Dated as of August 1, 2001,
as amended and restated as of December 1, 2010

i

CROSS REFERENCE TABLE1

TIA	Indenture
Section	Section[2]

310 (a)	6.11; 6.14
(b)	6.11
(c)	N.A.
311 (a)	6.12
(b)	6.12
(c)	6.12
312 (a)	N.A.
(b)	7.2
(c)	7.2
313 (a)	7.4
(b)	7.4
(c)	6.5, 7.3, 7.4
(d)	N.A.
314 (a)	N.A.
(b)	N.A.
(c)	8.4, 11.1
(d)	8.4, 11.1
(e)	N.A.
315 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316 (a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317	11.6
318 (a)	N.A.

[1]	Note: This Cross Reference Table is not deemed, for any purpose, to be part of this Indenture.

[2]	N.A. means Not Applicable.

     SECOND AMENDED AND RESTATED INDENTURE, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (this “Indenture”), between FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee for the benefit of the Secured Parties.
BACKGROUND
     The parties to this Indenture intend to amend and restate the Indenture, dated as of August 1, 2001, as previously amended and restated as of May 1, 2008, between the parties, on the terms and conditions contained in this Indenture.
     The Issuer and the Indenture Trustee are executing and delivering this Indenture to provide for the issuance from time to time by the Issuer of Notes in one or more Series, the principal terms of which will be specified in one or more Indenture Supplements to this Indenture.
     The obligations of the Issuer under all Notes issued under this Indenture will be equally and ratably secured by, among other things, Receivables from time to time sold to the Issuer by the Depositors pursuant to the Sale and Servicing Agreements, such Receivables having, in turn, been sold to the Depositors by the Seller pursuant to the Receivables Purchase Agreements with the Depositors.
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Secured Parties.
GRANTING CLAUSES
     The Issuer Granted to the Indenture Trustee at the initial Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in, to and under, whether then owned or thereafter acquired, the Master Collateral.
     The foregoing Grant was made in trust to secure (a) the payment of principal of, interest on and any other amounts owing in respect of the Notes as provided in this Indenture and the related Indenture Supplements and (b) compliance by the Issuer with the provisions of this Indenture and the related Indenture Supplements for the benefit of the Secured Parties.
     The Indenture Trustee acknowledges such Grant, accepts the trusts under this Indenture and the Indenture Supplements in accordance with this Indenture and the Indenture Supplements, and agrees to perform the duties required in this Indenture and the Indenture Supplements so that the interests of the Secured Parties may be adequately protected.
     As provided in any Indenture Supplement, the Issuer may Grant to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the related Series, other collateral in addition to the Master Collateral (such other collateral, the “Series Collateral” and, collectively with the Master Collateral, the “Collateral”). Any Grants of Series Collateral pursuant to an Indenture Supplement, unless otherwise provided in such Indenture Supplement, will be made for the exclusive benefit of the Secured Parties of the related Series and will not secure in any manner the Issuer’s obligations under any other Series.
ARTICLE I
USAGE AND DEFINITIONS
     Section 1.1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Indenture are defined in Appendix A to (a) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Corporation, as Depositor, the Issuer and the Servicer, and (b) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan LLC, as Depositor, the Issuer and the Servicer. Each Appendix A also contains rules as to usage applicable to this Indenture. Each Appendix A is incorporated by reference into this Indenture.
     Section 1.2. Amendment and Restatement. This Indenture amends and restates in full the Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of May 1, 2008, between the parties, with effect as of the date of this Indenture, and the parties confirm that (a) all prior actions made pursuant to such Amended and Restated Indenture are effective as if made under this Indenture on the date made, including the Grant of Liens in the Collateral and any release of Collateral from such Liens, and (b) no provision of this Indenture is intended to result in the duplication of any such prior action of any party. Notwithstanding the foregoing, to the extent that any amendment to the Amended and Restated Indenture, as set out in this Indenture, would reasonably be expected to have an Adverse Effect on the Noteholders of a Series issued before the date of this Indenture or would otherwise not be permitted, as determined by a court of competent jurisdiction, then such amendment will not be effective as against such Noteholders and the corresponding provision of the Amended and Restated Indenture will continue to govern as it relates to such Noteholders and such Series.
     Section 1.3. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Noteholder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Indenture Trustee; and
     “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Securities and Exchange Commission rule have the meaning assigned to them by such definitions.

ARTICLE II
THE NOTES
     Section 2.1. Form Generally. Any Series or Class of Notes, together with the Indenture Trustee’s certificate of authentication, may be issued in bearer form with attached interest coupons and a special coupon or in fully registered form and, in each case, will be in substantially the form of an exhibit to the related Indenture Supplement, with such variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such marks of identification and such legends or endorsements placed on them, as may be determined, consistent with this Indenture and such Indenture Supplement by the Responsible Person of the Issuer executing such Notes, as evidenced by their execution of such Notes. The physical Notes will be produced by any method as determined by the Responsible Person of the Issuer executing such Notes, as evidenced by their execution of such Notes.
     Section 2.2. Creation and Issuance in Series.
     (a) Pursuant to one or more Indenture Supplements, the Issuer may from time to time issue one or more Series (which Series may be comprised of one or more Classes and within such Classes, issued in one or more subclasses). The Notes of all Series will be equally and ratably entitled as provided in this Indenture to the benefits of this Indenture without preference, priority or distinction, all in accordance with this Indenture and the related Indenture Supplement except, with respect to any Series, such preferences, priorities or distinctions within such Series as provided in the related Indenture Supplement.
     (b) On or before the Series Issuance Date of any Series, the parties to this Indenture will execute and deliver an Indenture Supplement which will specify the Principal Terms of such Series. The Indenture Supplement for a Series may modify or amend this Indenture (including any defined terms incorporated by reference into this Indenture pursuant to Section 1.1) solely as applied to such Series. The obligation of the Indenture Trustee to authenticate and deliver the Notes of any Series and to execute and deliver the related Indenture Supplement will be subject to satisfaction of the following conditions:
     (i) on or before the second Business Day preceding such Series Issuance Date, the Issuer has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and such Series Issuance Date;
     (ii) the Issuer has delivered to the Indenture Trustee the related Indenture Supplement, in form reasonably satisfactory to the Indenture Trustee, executed by the Issuer;
     (iii) the Issuer has delivered to the Indenture Trustee any other related Transaction Document not previously delivered, executed by each of the parties to such Transaction Document (other than the Indenture Trustee);
     (iv) the Rating Agency Condition has been satisfied with respect to such issuance;

     (v) each Depositor has delivered to the Indenture Trustee an Officer’s Certificate, dated as of such Series Issuance Date, stating that such Depositor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect or cause an Amortization Event to occur with respect to any Series;
     (vi) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel, dated such Series Issuance Date, to the effect that such issuance will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes ; and
     (vii) the Net Adjusted Pool Balance will equal or exceed the Required Pool Balance after giving effect to such issuance (taking into account any deposit of all or any portion of the proceeds of such issuance into the Excess Funding Account).
     Any Note acquired by the Depositors at any time after the date of its original issuance may be transferred or exchanged only upon the delivery to the Indenture Trustee of an Opinion of Counsel dated as of the date of such transfer or exchange, as the case may be, to the effect that such transfer or exchange will not cause (i) any security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     (c) Any Indenture Supplement permitting the issuance of additional Notes of a Series after the related Series Issuance Date will specify the conditions for the issuance of such additional Notes.
     (d) Upon satisfaction of the above conditions, the Owner Trustee, on behalf of the Issuer, will execute and the Indenture Trustee upon receipt of an Issuer Order will authenticate and deliver the Notes of such Series as provided in this Indenture and the related Indenture Supplement. The Indenture Trustee may, but is not obligated to, enter into any such Indenture Supplement that adversely affects the Indenture Trustee’s own rights, duties or immunities under this Indenture.
     Section 2.3. Denominations. Except as otherwise provided in the related Indenture Supplement or the Notes, each Class of Notes will be issued in fully registered form. Each Class of Notes will be issued in such minimum amounts and in such integral multiples in excess of such minimum amounts as specified in the related Indenture Supplement (except that one Note of each Class may be issued in a different amount so long as such amount exceeds the applicable minimum denomination for such Class), and will be issued upon original issuance as one or more Notes in an aggregate original principal amount equal to the applicable principal amount of such Class or Series on the date of original issuance.
     Section 2.4. Execution, Authentication and Delivery.
     (a) A Responsible Person of the Issuer will execute the Notes on behalf of the Issuer. The signature of such Responsible Person on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of an individual who was a Responsible Person of the Issuer will bind the Issuer, notwithstanding that such individual has ceased to hold such office before the authentication and delivery of such Notes or did not hold such office at the date of issuance of such Notes.
     (b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee upon receipt of an appropriate Issuer Order will authenticate and deliver such Notes as provided in this Indenture and the related Indenture Supplement and not otherwise. No Note will be entitled to any benefit under this Indenture or the related Indenture Supplement or be valid for any purpose unless it bears a certificate of authentication substantially in the form provided for in the related Indenture Supplement executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and the related Indenture Supplement.
     Section 2.5. Registration; Registration of Transfer and Exchange.
     (a) The Issuer appoints the Indenture Trustee to be the “Note Registrar” and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers of Notes as provided in this Indenture. Upon any resignation of the Note Registrar, the Issuer will promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. If the Issuer appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Issuer will notify the Indenture Trustee of such appointment, (ii) the Indenture Trustee will have the right to inspect the Note Register at all reasonable times and to obtain copies of the Note Register and (iii) the Indenture Trustee will have the right to rely upon a certificate executed by an officer of the Note Registrar as to the names and addresses of the Noteholders and the principal amounts and number of the Notes.
     (b) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer maintained under Section 3.2, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class (and subclass, if applicable), in any authorized denomination, in the same aggregate principal amount.
     (c) A Noteholder may exchange Notes for other Notes of the same Series and Class (and subclass, if applicable) in any authorized denominations, in the same aggregate principal amount, by surrendering the Notes to be exchanged at the office or agency of the Issuer maintained under Section 3.2. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.
     (d) All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture and the related Indenture Supplement as the Notes surrendered upon such registration of transfer or exchange.
     (e) Every Note presented or surrendered for registration of transfer or exchange will be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Indenture Trustee duly executed by, the Noteholder of such Note or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require.
     (f) The registration of transfer or exchange of any Note will be subject to such additional requirements, if any, set forth in the related Indenture Supplement.
     (g) None of the Issuer, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for any registration of transfer or exchange of Notes. The Issuer, the Note Registrar or the Indenture Trustee may require such Noteholder to pay an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with such registration of transfer or exchange of the Notes.
     (h) Neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes selected for redemption or Notes whose next Payment Date is not more than 15 days after the requested date of such transfer or exchange.
     (i) If and so long as any Series of Notes are listed on a stock exchange and such exchange so requires, the Indenture Trustee will appoint a co-transfer agent and co-registrar in accordance with the rules of such exchange. Any reference in this Indenture to the Note Registrar includes any co-transfer agent and co-registrar unless the context otherwise requires. The Indenture Trustee will enter into any agency agreement as it deems reasonably appropriate with any co-transfer agent and co-registrar not a party to this Indenture to implement the provisions of this Indenture that relate to such agent.
     Section 2.6. Mutilated, Destroyed, Lost or Stolen Notes.
     (a) If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of a Note, then the Issuer will execute and, upon Issuer Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same Series and Class and principal amount in exchange for or in lieu of such Note so long as (i) the Indenture Trustee receives such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, (ii) none of the Issuer, the Note Registrar or the Indenture Trustee have received notice that such Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met. However, if any such destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within 15 days or has been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender of such Note. If a protected purchaser of the original Note in lieu of which such replacement Note was issued (or such payment made) presents for payment such original Note, the Issuer and the Indenture Trustee will be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note (or such payment) from such Person to whom such replacement Note (or such payment) was delivered or any assignee of such Person, except a protected purchaser, and will be entitled to recover upon the security or indemnity provided for such replacement Note (or such payment) for any cost, expense, loss, damage, claim or liability incurred by the Issuer or the Indenture Trustee in connection with such replacement Note (or such payment).
     (b) Upon the issuance of any replacement Note under Section 2.6(a), the Issuer may require the Noteholder of such Note to pay an amount sufficient to cover any tax or other governmental charge imposed and any other reasonable expenses incurred in connection with such replacement Note.
     (c) Each replacement Note issued pursuant to Section 2.6(a) will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be enforceable by anyone and, except as otherwise provided in this Indenture or the related Indenture Supplement, will be entitled to all the benefits of this Indenture and such Indenture Supplement equally and proportionately with all other Notes of the same Series and Class duly issued under this Indenture and such Indenture Supplement.
     (d) This Section 2.6 is exclusive and precludes (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.7. Persons Deemed Owners. On any date, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as of such date as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee will be affected by notice to the contrary.
     Section 2.8. Cancellation. Any Person that receives a Note surrendered for payment, registration of transfer, exchange or redemption will deliver such Note to the Indenture Trustee. The Indenture Trustee will promptly cancel all Notes it receives that have been surrendered for payment, registration of transfer or exchange, or redemption. The Issuer may deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered under this Indenture and the related Indenture Supplement which the Issuer may have acquired in any manner, and the Indenture Trustee will promptly cancel such Notes. No Notes will be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.8. The Indenture Trustee may hold or dispose of all cancelled Notes in accordance with its standard retention or disposal policy unless the Issuer directs, by Issuer Order, that they be destroyed or returned to it (so long as such Notes have not been disposed of previously by the Indenture Trustee).

     Section 2.9. Release of Collateral. Subject to Section 12.1, the Indenture Trustee will release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA §§314(c) and 314(d) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.
     Section 2.10. Book-Entry Notes. Except as otherwise provided in a related Indenture Supplement, the Notes of each Series, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, which will be registered initially on the Note Register in the name of the nominee of the Clearing Agency for such Book-Entry Notes and will be delivered to a custodian pursuant to such Clearing Agency’s instructions. No Note Owner will be entitled to receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:
     (a) this Section 2.10 will be in effect with respect to each Series;
     (b) with respect to Book-Entry Notes of a Series, the Note Registrar and the Indenture Trustee will be entitled to deal with the Clearing Agency for all purposes of this Indenture and the related Indenture Supplement (including the payment of principal of and interest on the Book-Entry Notes and the giving of notices, instructions or directions under this Indenture and the related Indenture Supplement) as the sole Noteholder of the Book-Entry Notes, and will have no obligation to the Note Owners of such Series;
     (c) the Clearing Agency for a Series will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes of such Series to such participants;
     (d) to the extent that this Section 2.10 conflicts with any other provisions of this Indenture, this Section 2.10 will control in respect of a Series;
     (e) the rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or its participants pursuant to such agreements;
     (f) the initial Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal and interest on the Notes to such participants; and
     (g) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of a specified percentage of the Note Balance of the Notes of any Series, the related Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners of the Notes of such Series and/or such Clearing Agency’s participants owning or representing, respectively, at least such required percentage of the Note Balance of the Notes of such Series and has delivered such instructions to the Indenture Trustee.
     Section 2.11. Global Notes. If specified in the related Indenture Supplement, Notes of any Class of a Series may be initially issued in the form of a single temporary Global Note (each,

a “Global Note”) in bearer form, without interest coupons, in the denomination of the initial principal amount of such Class and substantially in the form attached to such Indenture Supplement. Except as otherwise provided in the related Indenture Supplement, Section 2.11 will apply to each such Global Note. Global Notes will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. Except as otherwise provided in the related Indenture Supplement, any Notes that are issued in bearer form pursuant to this Indenture and the related Indenture Supplement will be issued in accordance with the requirements of Section 163(f)(2) of the Code.
     Section 2.12. Definitive Notes. If specified in the related Indenture Supplement, Notes of any Class of a Series may be initially issued as Definitive Notes. With respect to any Class or Classes of Book-Entry Notes of a Series, if (a) the Administrator notifies the Indenture Trustee that the related Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes of such Series and the Administrator is unable to reach an agreement on satisfactory terms with a qualified successor, (b) the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through such Clearing Agency, or (c) after the occurrence of an Event of Default with respect to such Series or a Servicer Termination Event, so long as any Book-Entry Notes of such Series are Outstanding, Note Owners of a majority of the Note Balance of such Series notify the Indenture Trustee and the related Clearing Agency that they elect to terminate the book-entry system through such Clearing Agency, then the Indenture Trustee will notify all Note Owners of such Series of the occurrence of such election and of the availability of Definitive Notes to such Note Owners. After the Clearing Agency for a Series has surrendered the typewritten Notes representing the Book-Entry Notes of such Series and delivered the registration instructions to the Indenture Trustee, the Issuer will execute and the Indenture Trustee will authenticate the Definitive Notes for such Series in accordance with the instructions of such Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee will be liable for any delay in delivery of such instructions and may conclusively rely, and will be protected in relying, on such instructions. Upon the issuance of Definitive Notes to Note Owners of such Series, the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders of such Series.
     Section 2.13. Authenticating Agents.
     (a) The Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes of one or more Series under Section 2.4 in connection with issuances, transfers and exchanges under Sections 2.2, 2.5, 2.6 and 9.5, as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture and each Indenture Supplement, the authentication of Notes of a Series by an Authenticating Agent pursuant to this Section 2.13 is deemed to be the authentication of such Notes “by the Indenture Trustee.”
     (b) Any Person into which an Authenticating Agent for a Series may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which an Authenticating Agent is a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent under this Indenture and the related Indenture Supplement without the execution or filing of any document or any further act.
     (c) An Authenticating Agent may resign by giving notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and will notify the Owner Trustee of any such appointment.
     (d) Sections 2.8 and 6.4 will apply to each Authenticating Agent.
     Section 2.14. Note Paying Agents.
     (a) The Indenture Trustee may appoint one or more Note Paying Agents for one or more Series that meet the eligibility standards for the Indenture Trustee specified in Section 6.10. The Note Paying Agents will have the power to make payments from the Collection Account, the Excess Funding Account, the Back-up Servicer Reserve Account and the related Series Accounts.
     (b) Any Person into which a Note Paying Agent for a Series may be merged or converted or with which it may be consolidated, or any Person resulting from any merger or consolidation or conversion to which a Note Paying Agent is a party, or any Person succeeding to all or substantially all of the corporate trust business of a Note Paying Agent, will be the successor of such Note Paying Agent under this Indenture and the related Indenture Supplement without the execution or filing of any document or any further act.
     (c) A Note Paying Agent may resign by giving notice of resignation to the Indenture Trustee, the Administrator and the Issuer. The Indenture Trustee may terminate the agency of a Note Paying Agent by giving notice of termination to such Note Paying Agent, the Administrator and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Note Paying Agent and will notify the Administrator and the Issuer of any such appointment.
     (d) Sections 2.8 and 6.4 will apply to each Note Paying Agent.
     Section 2.15. Access to List of Noteholders’ Names and Addresses.
     (a) If the Indenture Trustee is not the Note Registrar, the Issuer will furnish to the Indenture Trustee or any Note Paying Agent, within five Business Days after receipt by the Issuer of a request from the Indenture Trustee or such Note Paying Agent a list of the names and addresses of the Noteholders. Except as otherwise provided in the related Indenture Supplement, Noteholders of at least 10% of the Note Balance of a Series or three or more Noteholders of a Series may apply in writing to the Indenture Trustee, and if such application states that such Noteholders desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture, any Indenture Supplement or under the Notes and is accompanied by a copy of the communication which such Noteholders propose to transmit, then the Indenture Trustee, after having been adequately indemnified by such Noteholders for its costs and expenses, will afford or cause the Note Registrar to afford such Noteholders access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee. Such list is to be as of a date no more than 45 days prior to the date of receipt of such Noteholders’ request.
     (b) Every Noteholder, by receiving and holding a Note, agrees, to the fullest extent permitted by Applicable Law, that none of the Issuer, the Indenture Trustee, any Note Paying Agent, the Note Registrar, the Depositors, the Administrator and the Servicer or any of their respective agents and employees may be held accountable by reason of the disclosure of the names and addresses of the Noteholders under this Indenture, regardless of the sources from which such information was derived.
ARTICLE III
COVENANTS AND REPRESENTATIONS
     Section 3.1. Payment of Principal and Interest. Each Class of Notes of each Series will accrue interest at the rate specified in such Note or in the related Indenture Supplement. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the Notes, this Indenture and the Indenture Supplements. Amounts withheld under the Code or any State or local tax law by any Person from a payment to any Noteholder will be considered as having been paid by the Issuer to such Noteholder.
     Section 3.2. Maintenance of Office or Agency. The Issuer will maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes, this Indenture and the Indenture Supplements may be served. The Issuer initially appoints the Indenture Trustee to serve as its agent for such purposes. The Issuer will promptly notify the Indenture Trustee of any change in the location of such office or agency. If the Issuer fails to maintain any such office or agency or fails to furnish the Indenture Trustee with the address of such office or agency, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
     Section 3.3. Money for Payments to be Held in Trust.
     (a) All payments of amounts due and payable with respect to the Notes that are to be made from amounts withdrawn from the Collection Account, the Excess Funding Account or any Series Account will be made on behalf of the Issuer by the Indenture Trustee or by another Note Paying Agent for the related Series, and no amounts so withdrawn for payments on the Notes may be paid over to or at the direction of the Issuer, except as provided in this Section 3.3 and in the Indenture Supplements.
     (b) The Indenture Trustee (including, if applicable, in its capacity as Note Paying Agent) will, and will cause each Note Paying Agent (other than the Indenture Trustee itself) for a Series to, execute and deliver to the Indenture Trustee an instrument in which such Note Paying Agent agrees with the Indenture Trustee to:

     (i) hold all sums held by it for the payment of amounts due on the related Notes in trust for the benefit of the Persons entitled to such sums until such sums are paid to such Persons or otherwise disposed of as provided in this Indenture and the related Indenture Supplement and pay such sums to such Persons as provided in this Indenture and such Indenture Supplement;
     (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the related Notes;
     (iii) during the continuance of any such default, upon the request of the Indenture Trustee, immediately pay to the Indenture Trustee all sums held in trust by such Note Paying Agent;
     (iv) immediately resign as a Note Paying Agent and immediately pay to the Indenture Trustee all sums held by it for the payment of related Notes if it ceases to meet the eligibility standards specified in Section 6.10 with respect to the Indenture Trustee; and
     (v) comply with all requirements of the Code and any State or local tax law with respect to withholding and reporting requirements in connection with payments on the related Notes.
     (c) The Issuer may by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which the sums were held by such Note Paying Agent. Upon a Note Paying Agent’s payment of all sums held in trust to the Indenture Trustee, such Note Paying Agent will be released from all further liability with respect to such money.
     (d) Subject to laws with respect to escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable will be discharged from such trust and paid to the Issuer upon Issuer Request. After such discharge and payment, the Noteholder of such Note will, as an unsecured general creditor, look only to the Issuer for payment of such amount due and unclaimed (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such money will cease. However, the Indenture Trustee or such Note Paying Agent, before making any such repayment, will publish once, at the expense and direction of the Issuer, in a newspaper customarily published on each Business Day in the English language and of general circulation in The City of New York, notice that such money remains unclaimed and that after a date specified in such notice, which must be at least 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee will also adopt and employ, at the expense of the Administrator and direction of the Issuer, any other reasonable means of notification of such repayment (including notifying Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Note Paying Agent of such repayment, at the last address of record for each such Noteholder).
     Section 3.4. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the Delaware Statutory Trust Act (unless it becomes, or any successor Issuer under this Indenture is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Indenture Supplements, the Notes, the Collateral and each other instrument or agreement included in the Collateral.
     Section 3.5. Protection of Collateral. (a) The Issuer will (i) execute and deliver all such supplements and amendments to this Indenture and instruments of further assurance and other instruments, (ii) file or authorize and cause to be filed all such financing statements and amendments and continuations of such financing statements and (iii) take such other action, in each case necessary or advisable to:
(A)	maintain or preserve the Lien and security interest (and the priority of such security interest) of this Indenture or carry out more effectively the purposes of this Indenture;

(B)	perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and the Indenture Supplements;

(C)	enforce any of the Collateral; or

(D)	preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Secured Parties in such Collateral against the claims of all Persons.
     (b) The Issuer authorizes the Administrator and the Indenture Trustee to file any financing or continuation statements, and amendments to such statements, in all jurisdictions and with all filing offices as are necessary or advisable to preserve, maintain and protect the interest of the Indenture Trustee in the Collateral. Such financing and continuation statements may describe the Collateral in any manner as the Administrator or the Indenture Trustee may reasonably determine to ensure the perfection of the interest of the Indenture Trustee in the Collateral (including describing the Collateral as “all assets” of the Issuer). The Administrator or the Indenture Trustee, as applicable, will deliver to the Issuer file-stamped copies of, or filing receipts for, any such financing statement and continuation statement promptly upon such document becoming available following filing.
     (c) The Indenture Trustee is under no obligation (i) to make any determination of whether any such financing or continuation statements, and amendments to such statements, are required to be filed pursuant to this Section 3.5 or (ii) to file any such financing or continuation statements, or amendment to such statements, and will not be liable for failure to do so.

     Section 3.6. Performance of Obligations; Servicing of Receivables.
     (a) No Release of Material Covenants or Obligations. The Issuer will not take any action, and will use commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as provided in any Transaction Document.
     (b) Contracting. The Issuer may contract with other Persons to assist it in performing its duties under this Indenture or any Indenture Supplement, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer will be deemed to be action taken by the Issuer. As of the date of this Indenture, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture and the Indenture Supplements.
     (c) Performance of Obligations. The Issuer will punctually perform and observe all of its obligations and agreements contained in the Transaction Documents and in the instruments and agreements included in the Collateral.
     (d) Servicer Termination Event. If the Issuer has knowledge of the occurrence of a Servicer Termination Event under the Sale and Servicing Agreements, the Issuer will promptly notify the Indenture Trustee and the Rating Agencies of such occurrence, and specify in such notice any action being taken with respect to such occurrence. If a Servicer Termination Event arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreements with respect to the Receivables, the Issuer will take all reasonable steps available to it to cause the Servicer to remedy such failure.
     (e) Successor Servicer. Promptly after any termination of the Servicer’s rights and powers pursuant to Section 6.1 of the Sale and Servicing Agreements, the Issuer will notify the Indenture Trustee. If no Back-up Servicing Agreement is in effect at the time of a termination or resignation of the Servicer under the Sale and Servicing Agreements, the Indenture Trustee will as promptly as practicable appoint an Eligible Servicer as Successor Servicer in accordance with Section 6.2 of the Sale and Servicing Agreements, and such Successor Servicer will accept its appointment by executing an assumption agreement in a form acceptable to the Indenture Trustee. If a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action will automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 6.2(a) of the Sale and Servicing Agreements. At any time following the appointment of the Indenture Trustee as Successor Servicer, the Indenture Trustee may, and upon the request and at the expense of the Servicer will, petition a court of competent jurisdiction to appoint any Person that is an Eligible Servicer as the Successor Servicer under the Sale and Servicing Agreements. The Indenture Trustee will give prompt notice to the Issuer of the appointment of a Successor Servicer, who will promptly notify the Rating Agencies. Notwithstanding anything to the contrary in this Indenture or the Sale and Servicing Agreements, in no event will the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of any Servicing Fee paid under the

Sale and Servicing Agreements and the amount necessary to induce any Person to act as Successor Servicer under the Sale and Servicing Agreements and the transactions contemplated by the Sale and Servicing Agreements. Upon its appointment, the Successor Servicer will be the successor in all respects to the predecessor Servicer with respect to servicing functions under the Sale and Servicing Agreements and will, subject to Section 3.3(e) of the Sale and Servicing Agreements, be subject to all the responsibilities, duties and liabilities placed on the Servicer by the Sale and Servicing Agreements, and all references in this Indenture or any Indenture Supplement to the Servicer will be deemed to refer to the Successor Servicer.
     Section 3.7. Negative Covenants. So long as any Notes are Outstanding, the Issuer will not:
     (a) except as permitted by any Transaction Document, sell, transfer, exchange or otherwise dispose of any part of the Collateral unless directed to do so by the Indenture Trustee;
     (b) claim any credit on, or make any deduction from, the principal or interest payable in respect of the Notes (other than amounts withheld from such payments under the Code or any State or local tax law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Issuer or the Collateral;
     (c) dissolve or liquidate in whole or in part;
     (d) permit (i) the validity or effectiveness of this Indenture or any Indenture Supplement to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture or any Indenture Supplement, except in each case as permitted by this Indenture or such Indenture Supplement, (ii) any Lien other than Permitted Liens to be created on or extend to or otherwise arise upon or burden the Collateral or (iii) the Lien of this Indenture not to constitute a valid first priority security interest in the Collateral (other than with respect to Permitted Liens); or
     (e) except as otherwise provided in any Transaction Document, amend, modify, waive, supplement, terminate or surrender the terms of any Collateral or any of the Transaction Documents without the consent of the Indenture Trustee or the Noteholders of a majority of the Note Balance and upon notice by the Issuer to the Rating Agencies.
     Section 3.8. Opinions as to Collateral.
     (a) If this Indenture or any Indenture Supplement is subject to recording in any appropriate public recording offices, the Issuer, at its expense, will effect such recording and deliver an Opinion of Counsel to the Indenture Trustee (which may be counsel to the Issuer or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Secured Parties or any other Person secured under this Indenture and such Indenture Supplement or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture or such Indenture Supplement.
     (b) On the Series Issuance Date for any Series, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel to the effect that this Indenture and the related Indenture Supplement and all financing statements and continuation statements have been properly recorded and filed to make effective the Lien intended to be created by this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

     (c) On or before April 30 in each calendar year, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either to the effect that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any Indenture Supplement and all financing statements and continuation statements, as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or to the effect that in the opinion of such counsel no such action is necessary to maintain such Lien.
     Section 3.9. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee within 90 days after the end of each calendar year, an Officer’s Certificate, dated as of December 31 of the preceding year stating, as to the Responsible Person signing such Officer’s Certificate, that (a) a review of the Issuer’s activities and of its performance under this Indenture and the Indenture Supplements during the preceding calendar year has been made under such Responsible Person’s supervision and (b) to such Responsible Person’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants to be complied with by the Issuer under this Indenture during the preceding calendar year, or, if there has been a failure to comply in any material respect that is continuing, specifying each such failure known to such Responsible Person and the nature and status of such failure. If the Issuer is not required to file periodic reports under the Exchange Act or otherwise required by law to file an Officer’s Certificate of the Issuer as to compliance, such Officer’s Certificate may be delivered on or before April 30 of each calendar year. A copy of the Officer’s Certificate referred to in this Section 3.9 may be obtained by any Noteholder or Person certifying it is a Note Owner by a request to the Indenture Trustee at its Corporate Trust Office. The Issuer’s obligation to deliver an Officer’s Certificate under this Section 3.9 will terminate upon the payment in full of the Notes.
     Section 3.10. Consolidation and Merger; Sale of Assets. The Issuer will not consolidate or merge with or into any other Person or transfer or convey all or substantially all of the assets included in the Collateral to any Person, unless:
     (a) the Person (if other than the Issuer) formed by or surviving such consolidation or merger, or that acquires the properties and assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an indenture supplemental to this Indenture, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture to be performed or observed by the Issuer, all as provided in this Indenture;
     (b) with respect to a transfer or conveyance of all or substantially all of the assets included in the Collateral, the Person that acquires the properties and assets agrees by means of the supplemental indenture executed and delivered pursuant to clause (a) (i) that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of the

Noteholders, (ii) unless otherwise provided in such supplemental indenture, to indemnify, defend and hold harmless the Issuer from and against any costs, expenses, losses, damages, claims and liabilities (including attorneys’ fees) arising under or related to this Indenture, the Indenture Supplements and the Notes and (iii) that such Person will make all filings with the Securities and Exchange Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;
     (c) immediately after giving effect to such consolidation, merger, transfer or conveyance, no Default, Event of Default or Amortization Event will have occurred and be continuing;
     (d) the Rating Agency Condition has been satisfied with respect to such consolidation, merger, transfer or conveyance;
     (e) the Issuer has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Indenture Trustee) to the effect that such consolidation, merger, transfer or conveyance will not cause (i) any security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
     (f) any action that is necessary to maintain the Lien and security interest created by this Indenture has been taken; and
     (g) the Issuer has delivered to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article III and that all conditions precedent in this Indenture relating to such consolidation, merger or sale have been complied with (including any filing required by the Exchange Act).
     Section 3.11. Successor or Transferee.
     (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and each Indenture Supplement with the same effect as if such Person had been named as the Issuer in this Indenture and each Indenture Supplement.
     (b) Upon a transfer or conveyance of all or substantially all of the assets and properties of the Issuer pursuant to Section 3.10, the predecessor Issuer will be released from every covenant and agreement of this Indenture and each Indenture Supplement to be performed or observed by the predecessor Issuer with respect to the Notes immediately upon the delivery of notice to the Indenture Trustee stating that the predecessor Issuer is to be so released.
     Section 3.12. No Other Activities. The Issuer will not engage in any activities other than financing, acquiring, owning and pledging the Trust Property in the manner contemplated by the Transaction Documents and activities incidental to such activities.

     Section 3.13. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purpose of this Indenture and the Indenture Supplements.
     Section 3.14. Restricted Payments.
     (a) The Issuer will not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise) to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose.
     (b) Notwithstanding Section 3.14(a), the Issuer may make payments to the Servicer, the Back-up Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Noteholders and the Depositors to the extent contemplated by the Transaction Documents.
     (c) The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account, the Excess Funding Account, the Back-up Servicer Reserve Account or any Series Account except in accordance with this Indenture, the Indenture Supplements and the other Transaction Documents.
     Section 3.15. Notice of Events of Default. The Issuer will notify the Indenture Trustee, the Servicer and the Rating Agencies within five Business Days after a Responsible Person of the Issuer has actual knowledge of an Event of Default.
     Section 3.16. Representations and Warranties of the Issuer as to Security Interest. The Issuer represents and warrants to the Indenture Trustee as of the date of this Indenture and as of the Series Issuance Date for any Series:
     (a) Except as may be permitted in the Transaction Documents, this Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens other than Permitted Liens, and is enforceable as such against creditors of and purchasers from the Issuer.
     (b) The Seller has represented that it has taken all steps necessary to perfect the security interest against each obligor in the Vehicles securing the Receivables.
     (c) All of the Permitted Investments have been and will be credited to a Securities Account. The securities intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC. The Collateral (other than those Permitted Investments which have been credited to a Securities Account) constitutes “tangible chattel paper,” “accounts,” “payment intangibles” and/or “general intangibles” within the meaning of the applicable UCC.
     (d) The Issuer owns and has good and marketable title to the Collateral free and clear of any Lien other than Permitted Liens. The Issuer has received all consents and approvals required by the terms of the Collateral to Grant to the Indenture Trustee all of its interest and rights in the Collateral, except to the extent that any requirement for consent or approval is rendered ineffective under the applicable UCC.
     (e) The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest Granted in the Collateral to the Indenture Trustee. Ford or Ford Credit has in its possession all original copies of the sale or financing agreements that constitute or evidence the Receivables and will hold all such agreements or related documents for the benefit of the Indenture Trustee. Such agreements do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.
     (f) The Issuer has delivered to the Indenture Trustee a fully executed Control Agreement and, on each Closing Date for a Series, will deliver a fully executed Series Account Control Agreement, pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the related Securities Accounts without further consent by the Issuer.
     (g) Other than the security interest Granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any part of the Collateral, other than any financing statements relating to the security interest Granted to the Indenture Trustee or financing statements relating to Permitted Liens. The Issuer is not aware of any judgment or tax lien filings against it.
     (h) The Securities Accounts are not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any Securities Account complying with entitlement orders of any Person other than the Indenture Trustee.
     (i) All financing statements filed or to be filed against the Issuer, or any assignor of which the Issuer is the assignee, in favor of the Indenture Trustee in connection with this Indenture describing the Collateral contain a statement substantially to the following effect: “The purchase of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”
     The representations and warranties in this Section 3.16 (i) will survive the termination of this Indenture and any Indenture Supplement and (ii) may not be waived by the Indenture Trustee.
     Section 3.17. Audits of the Issuer. The Issuer agrees that, with reasonable prior notice, it will permit any authorized representative of the Indenture Trustee, the Servicer or the Administrator, during the Issuer’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Issuer relating to the performance of the Issuer’s obligations under this Indenture and the Indenture Supplements. In addition, the Issuer will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Issuer’s officers and registered public accountants. Each of the Indenture Trustee, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence all such information except to the extent (a) disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or (b) that the Indenture Trustee, the Servicer or the Administrator, as the case may be, reasonably determines that such disclosure is consistent with its obligations under this Indenture and the Indenture Supplements.
     Section 3.18. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Indenture Trustee as of the date of this Indenture and as of the Series Issuance Date for any Series:
     (a) Organization and Qualification. The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware.
     (b) Power, Authorization and Enforceability. The Issuer has the power and authority to execute, deliver and perform the terms this Indenture and the related Indenture Supplement. The Issuer has authorized the execution, delivery and performance of the terms of this Indenture and such Indenture Supplement. This Indenture and such Indenture Supplement is the legal, valid and binding obligation of the Issuer enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
     (c) No Conflicts and No Violation. The execution and delivery by the Issuer of this Indenture and the related Indenture Supplement, the consummation by the Issuer of the transactions contemplated by this Indenture and such Indenture Supplement and the compliance by the Issuer with this Indenture and such Indenture Supplement will not (i) violate any Delaware State law, governmental rule or regulation applicable to the Issuer or any judgment or decree binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Issuer is a debtor or guarantor, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Indenture and such Indenture Supplement.
     (d) No Proceedings. To the Issuer’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any court or other governmental authority of the State of Delaware: (i) asserting the invalidity of any of the Transaction Documents or the Notes of the related Series, (ii) seeking to prevent the issuance of such Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Trust Property or the Issuer’s ability to perform its obligations under, or the validity or enforceability any of the Transaction Documents or such Notes.
     (e) Investment Company Act. The Issuer is not an “investment company” as defined in the Investment Company Act.

ARTICLE IV
SATISFACTION AND DISCHARGE
     Section 4.1. Satisfaction and Discharge of Indenture and Indenture Supplements.
     (a) Subject to Section 4.1(b), this Indenture and the Indenture Supplement for a Series will cease to be of further effect with respect to the Notes of such Series, and the Indenture Trustee, upon Issuer Order and at the expense of the Issuer, will execute proper instruments, in form and substance reasonably satisfactory to the Indenture Trustee, acknowledging satisfaction and discharge of this Indenture (as it relates to such Series only) and such Indenture Supplement, if:
     (i) all Notes of such Series that have been authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for which payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation;
     (ii) the Issuer has paid or caused to be paid all other sums payable by it relating to such Series under this Indenture and the related Indenture Supplement; and
     (iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of this Indenture and such Indenture Supplement pursuant to this Section 4.1(a) have been complied with.
     (b) After the satisfaction and discharge of this Indenture and the Indenture Supplement for a Series pursuant to Section 4.1(a), this Indenture will continue with respect to such Series as to (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal of and interest on the Notes, (iv) Sections 3.3, 3.4, 3.5, 3.7, 3.10, 3.12, 3.13, 3.14 and 3.15, (v) the rights, obligations and immunities of the Indenture Trustee under this Indenture and such Indenture Supplement and (vi) the rights of the Secured Parties as beneficiaries of this Indenture and such Indenture Supplement with respect to the property deposited with the Indenture Trustee payable to all or any of them for a period of two years following such satisfaction and discharge.
     (c) Upon the satisfaction and discharge of this Indenture and the Indenture Supplement for a Series pursuant to this Section 4.1, at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate of a Responsible Person stating that all Noteholders of such Series have been paid in full.

ARTICLE V
AMORTIZATION EVENTS; DEFAULTS; REMEDIES
     Section 5.1. Amortization Events; Events of Default.
     (a) Trust Amortization Events. If any of the following events (each, a “Trust Amortization Event”) occurs:
     (i) the failure by either Depositor to sell to the Issuer Receivables originated in Additional Accounts within ten Business Days after the date such Depositor is required to do so pursuant to Section 2.6(a) of the related Sale and Servicing Agreement;
     (ii) the occurrence of an Insolvency Event with respect to either Depositor or, unless the Rating Agency Condition is satisfied with respect to the removal of Ford Credit or Ford from this clause (ii), the occurrence of an Insolvency Event with respect to Ford Credit or Ford; or
     (iii) the Issuer becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act;
then an Amortization Event with respect to all Series will be deemed to have occurred without any action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event. Upon the occurrence of an Amortization Event, an Early Amortization Period will commence for all Series and payment on the Notes of each Series will be made in accordance with the related Indenture Supplement.
     (b) Events of Default. The occurrence of any of the following events with respect to a Series will constitute an event of default for such Series (each, an “Event of Default”) under this Indenture and the related Indenture Supplement:
     (i) failure to pay interest due and payable on any Note of such Series when the same becomes payable, and such failure continues for a period of 35 days; or
     (ii) failure to pay the principal of any Note of such Series on its Final Maturity Date; or
     (iii) failure to observe or perform any material covenant or agreement of the Issuer made in this Indenture or the related Indenture Supplement (other than covenants and agreements as to which the failure to observe or perform is specifically covered elsewhere in this Section 5.1(b)), or any representation or warranty of the Issuer made in this Indenture, the related Indenture Supplement or any Officer’s Certificate delivered in connection with such Series proves to have been incorrect in any material respect as of the time made and, in each case, such failure or incorrectness has an Adverse Effect on the Noteholders of such Series and continues for 60 days after notice was given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Note Balance of such Series specifying such failure or incorrectness and requiring it to be remedied and stating that such notice is a “Notice of Default”; or

     (iv) the occurrence of an Insolvency Event with respect to the Issuer; or
     (v) any other Event of Default with respect to such Series described in the related Indenture Supplement.
     (c) The Issuer will notify the Indenture Trustee within five Business Days after a Responsible Person of the Issuer has actual knowledge of the occurrence of an event set forth in Section 5.1(b)(iii) or (iv) which with the giving of notice and the lapse of time would become an Event of Default with respect to a Series, which notice will describe such Default, the status of such Default and what action the Issuer is taking or proposes to take with respect to such Default. The Issuer will send a copy of such notice to each Qualified Institution (if not the Indenture Trustee) maintaining the Collection Account, the Excess Funding Account or any Series Account for an affected Series.
     (d) The Indenture Trustee will notify the Noteholders of any affected Series within five Business Days after a Responsible Person of the Indenture Trustee has actual knowledge of the occurrence of an Amortization Event or an Event of Default with respect to such Series.
     Section 5.2. Acceleration of Maturity; Rescission.
     (a) If an Event of Default with respect to a Series described in Section 5.1(b)(i), (ii), (iii) or (v) occurs and is continuing, the Indenture Trustee or the Noteholders of a majority of the Note Balance of such Series may declare all of the Notes of such Series to be immediately due and payable, by notice to the Issuer (and to the Indenture Trustee if given by the Noteholders). Upon any such declaration, the unpaid Note Balance of the Notes of such Series, together with accrued and unpaid interest through the date of acceleration, will become immediately due and payable. If an Event of Default described in Section 5.1(b)(iv) occurs, all unpaid principal of and accrued and unpaid interest on the Notes of each Series, and all other amounts payable in respect of each Series under this Indenture and the Indenture Supplements, will automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder of any Series. Upon any such declaration or automatic acceleration (i) the Indenture Trustee will promptly notify each Noteholder of each affected Series and each Qualified Institution (if not the Indenture Trustee) maintaining the Collection Account, the Excess Funding Account or any Series Account for an affected Series, and (ii) an Early Amortization Period for each affected Series will commence.
     (b) The Noteholders of a majority of the Note Balance of each affected Series, by notice to the Issuer and the Indenture Trustee, may rescind a declaration of acceleration of maturity of the Notes of such Series and its consequences before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as provided in this Article V in respect of such Series if:
     (i) the Issuer has paid or deposited with the Indenture Trustee an amount sufficient to (A) pay all principal of and interest on the Notes of such Series and all other amounts that would then be due under this Indenture and the related Indenture Supplement or upon such Notes if the Event of Default with respect to such Series giving rise to such acceleration had not occurred, (B) pay all amounts owed to the Indenture

Trustee under Section 6.7 in respect of such Series, and (C) pay all other outstanding fees and expenses of the Issuer in respect of or otherwise allocable to such Series, and
     (ii) all Events of Default with respect to such Series, other than the non-payment of the principal of the Notes of such Series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.14.
No such rescission will affect any subsequent default or impair any right resulting from such rescission.
     Section 5.3. Collection of Indebtedness by the Indenture Trustee.
     (a) The Issuer covenants that if an Event of Default with respect to a Series under Section 5.1(b)(i) or (ii) occurs and continues, the Issuer, upon demand of the Indenture Trustee, will pay to the Indenture Trustee, for the benefit of the Noteholders of such Series, such overdue amount with interest on any overdue principal at the rate of interest then applicable to the Notes of such Series and, to the extent lawful, with interest on any overdue interest at such interest rate. In addition, the Issuer covenants to pay the costs and expenses of collection, including all amounts owed to the Indenture Trustee under Section 6.7 in respect of or otherwise allocable to such Series.
     (b) If the Issuer fails to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to final judgment, and may enforce the same against the Issuer and collect the monies adjudged to be payable in the manner provided by law out of the Collateral allocable to such Series.
     Section 5.4. Trustee May File Proofs of Claim.
     (a) If there is pending, relative to the Issuer, Proceedings under the Bankruptcy Code or any other federal or State bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Issuer or its property, the Indenture Trustee, irrespective of whether the Indenture Trustee has made any demand pursuant to Section 5.3, may:
     (i) file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee on behalf of the Secured Parties allowed in such Proceedings (including any amounts due to the Indenture Trustee pursuant to Section 6.7);
     (ii) unless prohibited by applicable law, vote on behalf of the Secured Parties in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;
     (iii) collect and receive any monies or other property payable or deliverable on any such claims and pay all amounts received with respect to the claims of the Secured Parties, including such claims asserted by the Indenture Trustee on their behalf; and

     (iv) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any Secured Parties allowed in any judicial proceedings relative to the Issuer, its creditors and its property.
Any trustee, liquidator, receiver or similar official in any such Proceeding is authorized by each Noteholder to make payments to the Indenture Trustee, and, if the Indenture Trustee consents to the making of payments directly to such Noteholders, to pay to the Indenture Trustee an amount sufficient to cover all amounts owed to the Indenture Trustee under Section 6.7.
     (b) Except as provided in Section 5.4(a)(ii), this Indenture does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.
     Section 5.5. Trustee May Enforce Claims Without Possession of Notes.
     (a) All rights of action and claims under this Indenture, any Indenture Supplement or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production of any of the Notes in any Proceeding relative to any of the Notes, and any such Proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the amounts owed to the Indenture Trustee under Section 6.7, will be for the benefit of the Secured Parties in respect of which such judgment has been recovered.
     (b) In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture or any Indenture Supplement to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Noteholders of each affected Series, and it will not be necessary to make any Noteholder a party to any such Proceeding.
     Section 5.6. Remedies; Priorities.
     (a) If the Notes of a Series have been accelerated under Section 5.2(a), the Indenture Trustee may do one or more of the following (subject to Section 5.7), and will upon direction by the Noteholders of a majority of the Note Balance of such Series:
     (i) institute a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of such Series or under this Indenture and the related Indenture Supplement with respect to such Series, enforce any judgment obtained, and collect from the Issuer monies adjudged due;
     (ii) institute a Proceeding for the complete or partial foreclosure of this Indenture with respect to all or any portion of the Collateral allocable to such Series;

     (iii) exercise any remedies of a secured party under the UCC and take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Series; and
     (iv) sell or otherwise liquidate all or any portion of the Collateral allocable to such Series at one or more public or private sales called and conducted in any manner permitted by law.
     The Indenture Trustee will notify each affected Noteholder and the Depositors of any sale or liquidation pursuant to Section 5.6(a)(iv) at least 15 days before such sale or liquidation. Any such Noteholder or either Depositor may submit a bid with respect to such sale or liquidation.
     (b) Notwithstanding Section 5.6(a), the Indenture Trustee is prohibited from selling or otherwise liquidating the Collateral allocable to a Series unless, in respect of such Series:
     (i) the Event of Default is described in Section 5.1(b)(i) or (ii);
     (ii) the Event of Default is described in Section 5.1(b)(iii) or (v) and:
(A)	the Noteholders representing 100% of the Note Balance of such Series consent to such sale or liquidation; or

(B)	the proceeds of such sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the related Noteholders and other Secured Parties of such Series, including all principal of and accrued interest on the Outstanding Notes of such Series; or
     (iii) the Event of Default is described in Section 5.1(b)(iv) and:
(A)	the Noteholders representing 100% of the Note Balance of such Series consent to such sale or liquidation;

(B)	the proceeds of such sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the related Noteholders and other Secured Parties of such Series, including all principal of and accrued interest on the Outstanding Notes of such Series; or

(C)	the Indenture Trustee (1) determines (but will have no obligation to make such determination) that such Collateral will not continue to provide sufficient funds for the payment of all amounts owed to the Noteholders and other Secured Parties of such Series, as those payments would have become due if the Notes of such Series had not been declared due and payable, and (2) obtains the consent of Noteholders of at least 66-2/3% of the Note Balance of such Series.
     In determining whether the condition specified in Section 5.6(b)(ii)(B), (iii)(B) or (iii)(C)(1) has been satisfied, the Indenture Trustee may, but need not, obtain and rely upon an opinion of a nationally recognized Independent investment banking firm or firm of certified public accountants as to the expected proceeds or as to the sufficiency of the relevant Collateral for such purpose.
     (c) Any money or property collected by the Indenture Trustee pursuant to this Article V following the acceleration of the Notes of the affected Series pursuant to Section 5.3 (so long as such declaration have not been rescinded in accordance with Section 5.2(b)) will be treated as Collections and paid, together with any amounts then held in the Collection Account, Excess Funding Account or any Series Account for such Series, as payments to the Secured Parties of such Series in accordance with this Indenture and the related Indenture Supplement. Following the sale of all of the Collateral allocable to a Series and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Series Account for such Series as are allocated to such Series, such Series will no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture, the related Indenture Supplement and the Notes of such Series will no longer be Outstanding.
     Section 5.7. Optional Preservation of the Collateral. If the Notes of a Series have been accelerated under Section 5.2(a) and such declaration and its consequences have not been rescinded in accordance with Section 5.2(b), the Indenture Trustee may elect to maintain possession of the Collateral allocable to such Series. It is the intention of the parties to this Indenture and the Noteholders that there at all times be sufficient funds derived from the Collateral for the payment of principal of and interest on the Notes. The Indenture Trustee will take such intention into account when determining whether or not to maintain possession of all or any portion of the Collateral allocable to such Series. In determining whether to maintain possession of all or any portion of the Collateral allocable to such Series, the Indenture Trustee may obtain and rely upon an opinion of a nationally recognized Independent investment banking firm or firm of certified public accountants as to the feasibility of such proposed action and as to the sufficiency of such Collateral for such purpose.
     Section 5.8. Limitation on Suits.
     (a) No Noteholder has any right to institute any Proceeding with respect to this Indenture or the related Indenture Supplement or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or such Indenture Supplement, unless:
     (i) such Noteholder has given notice to the Indenture Trustee of a continuing Event of Default;
     (ii) the Noteholders of at least 25% of the Note Balance of each affected Series have requested the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee under this Indenture;
     (iii) such Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against any costs, expenses, losses, damages, claims and liabilities that may be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with such request;
     (iv) the Indenture Trustee has failed to institute such Proceedings for 60 days after its receipt of such notice, request and offer of indemnity; and

     (v) the Noteholders of a majority of the Note Balance of each affected Series have not given the Indenture Trustee any direction inconsistent with such request during such 60 day period.
     (b) No Noteholder has any right to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture or any Indenture Supplement, except with respect to Notes of the same Series and in the manner provided in this Indenture and the related Indenture Supplement.
     (c) If the Indenture Trustee receives conflicting requests pursuant to Section 5.8(a)(ii) from two or more groups of Noteholders of an affected Series, each evidencing less than a majority of the Note Balance of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, will be taken.
     Section 5.9. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder has an absolute and unconditional right to receive payment of the principal of and any interest on its Note on or after the respective due dates expressed in such Note, in this Indenture or in the related Indenture Supplement, and to institute a Proceeding for the enforcement of any such payment in accordance with Section 5.8. Such rights may not be impaired or affected without the consent of such Noteholder.
     Section 5.10. Restoration of Rights and Remedies. If, in respect of a Series, the Indenture Trustee or any Noteholder of such Series has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Indenture Supplement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then the Issuer, the Indenture Trustee and the Noteholders of such Series, subject to any determination in such Proceeding, will be restored severally and respectively to their former positions under this Indenture and such Indenture Supplement, as the case may be, and subsequently all rights and remedies of the Indenture Trustee and such Noteholders in respect of such Series will continue as though no such Proceeding had been instituted.
     Section 5.11. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee or to the Noteholders in this Indenture or an Indenture Supplement is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, will be cumulative and in addition to every other right and remedy given under this Indenture or such Indenture Supplement or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture or an Indenture Supplement, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy. The Indenture Trustee’s right to seek and recover judgment on the Notes of a Series or under this Indenture or a related Indenture Supplement will not be affected by the seeking, obtaining or application of any other relief in respect of such Series under or with respect to this Indenture or such Indenture Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders of a Series will be impaired by the recovery of any judgment by the Indenture

Trustee against the Issuer or by the levy of any execution under such judgment upon any of the Collateral.
     Section 5.12. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default will impair any such right or remedy or constitute a waiver of any such Default or Event of Default. Every right and remedy conferred by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     Section 5.13. Control by Noteholders. The Noteholders of a majority of the Note Balance of a Series have the right to direct the time, method and place of conducting any Proceeding in respect of such Series for any remedy available to the Indenture Trustee with respect to the related Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the related Notes; provided, that:
     (a) such direction does not conflict with any law or with this Indenture or the related Indenture Supplement;
     (b) except as provided in Section 5.6(b), any direction to the Indenture Trustee to sell or liquidate the Collateral allocable to a Series must be made by the Noteholders of 100% of the Note Balance of such Series;
     (c) if the Indenture Trustee elects to retain the Collateral allocable to a Series pursuant to Section 5.7, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Note Balance of such Series to sell or liquidate such Collateral will be of no force and effect; and
     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction from the Noteholders of a majority of the Note Balance of such Series.
     Notwithstanding the rights of Noteholders of a Series set forth in this Section 5.13, the Indenture Trustee need not take any action that it determines might materially adversely affect the rights of any Noteholders of such Series not consenting to such action.
     Section 5.14. Waiver of Defaults and Events of Default.
     (a) The Noteholders of a majority of the Note Balance of a Series may waive any Default or Event of Default with respect to such Series and its consequences except an Event of Default (i) in the payment of principal of or interest on any of the Notes of such Series (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) or (ii) in respect of a covenant or provision of this Indenture or the related Indenture Supplement that cannot be amended, supplemented or modified without the consent of all Noteholders of such Series.
     (b) Upon any such waiver, such Default or Event of Default with respect to a Series will be deemed not to have occurred for every purpose of this Indenture and the related Indenture

Supplement. No such waiver will extend to any other Default or Event of Default with respect to such Series or impair any right relating to any other Default or Event of Default with respect to such Series.
     Section 5.15. Undertaking for Costs. The parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture or an Indenture Supplement, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding. This Section 5.15 will not apply to (a) any Proceeding instituted by the Indenture Trustee, (b) any Proceeding instituted by any Noteholder or group of Noteholders holding more than 10% of the Note Balance of a Series, or (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note, in this Indenture or in the related Indenture Supplement.
     Section 5.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not insist upon, or plead or in any manner claim, or take the benefit or advantage of, any stay or extension that may affect the covenants or the performance of this Indenture or any Indenture Supplement, and the Issuer (to the extent that it may lawfully do so) waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power in this Indenture or any Indenture Supplement granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.17. Performance and Enforcement of Certain Obligations.
     (a) At the Administrator’s expense, the Issuer will promptly take all such lawful action as the Indenture Trustee may request to (i) compel the performance by (A) the Depositors and the Servicer of their obligations to the Issuer under the Sale and Servicing Agreements or (B) the Seller and the Depositors of their obligations under the Receivables Purchase Agreements and (ii) exercise any and all rights, remedies, powers, privileges and claims lawfully available to the Issuer under such agreements to the extent and in the manner directed by the Indenture Trustee.
     (b) If an Event of Default with respect to a Series has occurred and is continuing, the Indenture Trustee may, and at the direction of the Noteholders of at least 66-2/3% of the Note Balance of the affected Series will, exercise all rights, remedies, powers, privileges and claims of the Issuer against (i) the Depositors and the Servicer under the Sale and Servicing Agreements or (ii) the Seller and the Depositors under the Receivables Purchase Agreements, including the right or power to take any action to compel or secure performance or observance by such Persons of their obligations to the Issuer under such agreements, and to give any consent, request, notice, direction, approval, extension or waiver under such agreements, and any right of the Issuer to take such action will be suspended.

ARTICLE VI
THE INDENTURE TRUSTEE
     Section 6.1. Duties of Indenture Trustee.
     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it by this Indenture and each Indenture Supplement and use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Indenture Supplements and no implied covenants or obligations are to be read into this Indenture against the Indenture Trustee; and
     (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to it, upon any certificates or opinions furnished to it and, if required by this Indenture or any Indenture Supplement, conforming to the requirements of this Indenture or such Indenture Supplement; provided that the Indenture Trustee will examine any such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or such Indenture Supplement.
     (c) The Indenture Trustee will not be relieved from liability for its own willful misconduct, negligent action or negligent failure to act, except that:
     (i) this Section 6.1(c) does not limit the effect of Section 6.1(b);
     (ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by a Responsible Person unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Indenture Trustee will not be liable for any action it takes or omits to take in good faith in accordance with this Indenture or a direction received by it pursuant to Sections 5.13 and 5.17(b).
     (d) The Indenture Trustee will not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law, this Indenture, the Indenture Supplements or the other Transaction Documents.
     (f) Every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee is subject to this Section 6.1 and to the TIA.

     (g) The Indenture Trustee will not be charged with knowledge of any Default or any Event of Default with respect to a Series unless either (i) a Responsible Person of the Indenture Trustee has actual knowledge of such Default or Event of Default or (ii) notice of such Default or Event of Default has been given to the Indenture Trustee in accordance with this Indenture or the related Indenture Supplement.
     (h) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Indenture Trustee in each of its capacities under this Indenture and the other Transaction Documents.
     Section 6.2. Rights of Indenture Trustee.
     (a) The Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any certificate, instrument, opinion, report, notice, request, direction, consent or other document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matters stated in any such document.
     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
     (c) The Indenture Trustee may exercise any of its rights or powers under this Indenture or any Indenture Supplement or perform any duties under this Indenture or any Indenture Supplement either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, counsel, custodian or nominee appointed with due care by it under this Indenture or any Indenture Supplement.
     (d) The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers if such action or omission by the Indenture Trustee does not constitute negligence.
     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Indenture Supplements and the Notes will be full and complete authorization and protection from liability with respect to any action taken or not taken by the Indenture Trustee under this Indenture or any Indenture Supplement in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Indenture Trustee is under no obligation to (i) exercise any of the rights or powers vested in it by this Indenture or any Indenture Supplement or to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Indenture or any Indenture Supplement if it has reasonable grounds to believe that repayment of funds advanced by it or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it or (ii) honor the request or direction of any of the Noteholders pursuant to this Indenture or the related Indenture Supplement unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it from and against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with such request or direction.

     (g) The Indenture Trustee will not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture or any Indenture Supplement arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, but the Indenture Trustee will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     (h) The Indenture Trustee will not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 6.3. Individual Rights of Indenture Trustee. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, Authenticating Agent, co-registrar or co-paying agent under this Indenture or any Indenture Supplement may do the same with like rights.
     Section 6.4. Indenture Trustee’s Disclaimer. The Indenture Trustee (a) will not be responsible for, and makes no representation or warranty as to, the validity or adequacy of this Indenture, any Indenture Supplement or the Notes and (b) will not be accountable for the Issuer’s use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture, or any Indenture Supplement or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
     Section 6.5. Notice of Defaults. Within 90 days of a Responsible Person of the Indenture Trustee obtaining actual knowledge of, or receiving notice of, any Default under this Indenture, the Indenture Trustee will mail as described in Section 313(c) of the TIA to each Noteholder, notice of such Default, unless such Default has been cured or waived; provided that (a) except in the case of a Default in the payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Persons in good faith determines that the withholding of such notice is in the interests of the Noteholders of the affected Series and (b) in the case of any Default with respect to a Series specified in Section 5.1(b)(iii), the Indenture Trustee will not give notice to the related Noteholders until at least 30 days after a Responsible Person of the Indenture Trustee has obtained actual knowledge of, or has received notice of, such Default.

     Section 6.6. Reports by Indenture Trustee.
     (a) Upon delivery to the Indenture Trustee by the Servicer of the information prepared by the Servicer pursuant to Section 3.4 of the Sale and Servicing Agreements to enable each Noteholder to prepare its federal and State income tax returns, the Indenture Trustee will deliver the relevant portions of such information to each Noteholder of record as of the most recent Record Date (which delivery may be made by making such information available to the Noteholders through the Indenture Trustee’s website, which initially is located at www.absreporting.com).
     (b) On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Noteholder of record as of the most recent Record Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making such report available to the Noteholders through the Indenture Trustee’s website, which initially is located at www.absreporting.com).
     (c) If required by Regulation AB and requested by either Depositor or the Servicer, the Indenture Trustee will deliver to the Depositors, the Owner Trustee and the Servicer on or before March 1 of each year, an Officer’s Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Person of the Indenture Trustee (i) to the effect that (A) a review of the Indenture Trustee’s activities during the preceding calendar year and of its performance under this Indenture has been made under such Responsible Person’s supervision and (B) to such Responsible Person’s knowledge, based on such review, the Indenture Trustee has fulfilled in all material respects all of its obligations under this Indenture and the Indenture Supplements throughout such calendar year, or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Person and the nature and status of such failure and (ii) certifying to matters related to the Indenture Trustee as required under Form 10-K under the Exchange Act. If the Issuer is not required to file periodic reports under the Exchange Act or otherwise required by law to file an Officer’s Certificate of the Indenture Trustee as to compliance, such Officer’s Certificate may be delivered on or before April 1 of each calendar year.
     (d) If required under Regulation AB, the Indenture Trustee will:
     (i) deliver to the Depositors, the Owner Trustee and the Servicer, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria described in Items 1122(d)(2)(i), (2)(ii), (2)(iv), (2)(v), (3)(ii) (with respect to remittances only) and (3)(iv) of Regulation AB (the “Applicable Servicing Criteria”) during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act. Such report on assessment will be addressed to the board of directors of the Servicer and to the Depositors and Owner Trustee; and
     (ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Depositors, Owner Trustee and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with the Applicable Servicing Criteria with respect to the prior calendar year. Such attestation report will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The firm may render other services to the Indenture Trustee, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.
     The reports referred to in this Section 6.6(d) will be delivered on before March 1 of each year, in a format suitable for filing with the Securities and Exchange Commission on EDGAR, unless the Issuer is not required to file periodic reports under the Exchange Act or any other law, in which case the reports will be delivered on or before April 1 of each calendar year.
     (e) Each of the parties agrees that (i) the obligations of the parties under Sections 6.6(c) and (d) will be interpreted in such a manner as to accomplish compliance with Regulation AB and (ii) the parties’ obligations under Sections 6.6(c) and (d) will be deemed to be supplemented and modified as necessary to be consistent with any such amendments, interpretive guidance provided by the Securities and Exchange Commission or its staff or established market practice among participants in the asset-backed securities markets in respect of the requirements of Regulation AB, and the parties will comply with reasonable requests made by the Depositors, the Servicer or the Indenture Trustee in good faith for delivery of additional or different information required to comply with the provisions of Regulation AB.
     If the parties to this Indenture determine to further clarify or amend Sections 6.6(c) or (d), this Indenture may be amended to reflect the new agreement between the parties covering matters in Sections 6.6(c) or (d) pursuant to Section 9.1(a), which amendment will not require the delivery of any Opinions of Counsel or satisfaction of the Rating Agency Condition.
     Section 6.7. Compensation and Indemnity.
     (a) The Issuer will pay the Indenture Trustee as compensation for the Indenture Trustee’s services under this Indenture and the Indenture Supplements such fees as have been separately agreed upon on the date of this Indenture between the Issuer and the Indenture Trustee. The Indenture Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee, including costs of collection, and the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts, but excluding any expenses incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment).
     (b) The Issuer will, or will cause the Administrator to, indemnify, defend and hold harmless the Indenture Trustee, and its respective officers, directors, employees and agents, from and against any and all costs, expenses, losses, damages, claims and liabilities (including the reasonable compensation, expenses and disbursements of the Indenture Trustee’s agents, counsel, accountants and experts) incurred by it in connection with the administration of and the performance of its duties under this Indenture or any Indenture Supplements, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Indenture or any Indenture Supplement, but excluding any cost, expense, loss, damage, claim or liability (i) incurred by the Indenture Trustee through the Indenture Trustee’s willful misconduct, bad faith or negligence (except for errors in judgment) or (ii) arising out of the Indenture Trustee’s breach of any of its representations or warranties set forth in this Indenture or any Indenture Supplement.
     (c) Promptly upon receipt by the Indenture Trustee, or any of its officers, directors, employees and agents (each, an “Indemnified Person”), of notice of the commencement of any Proceeding against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such Proceeding is to be made under Section 6.7(b), notify the Issuer and the Administrator of the commencement of such Proceeding. Failure by the Indenture Trustee to so notify the Issuer and the Administrator will not relieve the Issuer or the Administrator of its obligations under this Section 6.7; provided that neither the Issuer nor the Administrator has been materially prejudiced by such failure to so notify and notice is given within 180 days of a Responsible Person of the Indenture Trustee learning of such Proceeding. The Issuer, or, if Issuer so causes, the Administrator, may participate in and assume the defense and settlement of any such Proceeding at its expense, and no settlement of such Proceeding may be made without the approval of the Issuer or the Administrator, as applicable, and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned. After notice from the Issuer or the Administrator, as applicable, to the Indemnified Person of the intention of the Issuer or the Administrator, as applicable, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Administrator, as applicable, so assumes the defense of such Proceeding in a manner reasonably satisfactory to the Indemnified Person, neither the Issuer nor the Administrator will be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Administrator, as applicable, on one hand, and an Indemnified Person, on the other hand, in which case the Issuer or the Administrator, will pay for the separate counsel to the Indemnified Person.
     (d) The obligations of the Issuer and the Administrator to the Indenture Trustee pursuant to this Section 6.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture or any Indenture Supplement. Expenses incurred by the Indenture Trustee after the occurrence of a Default specified in Section 5.1(b)(iv) are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.
     Section 6.8. Replacement of Indenture Trustee.
     (a) No resignation or removal of the Indenture Trustee, and no appointment of a successor Indenture Trustee, will become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. Subject to the preceding sentence, the Indenture Trustee may resign by notifying the Issuer. The Noteholders of a majority of the Note Balance of the Notes may remove the Indenture Trustee without cause by notifying the Indenture Trustee and the Issuer and may appoint a successor Indenture Trustee.

     (b) The Issuer must remove the Indenture Trustee if:
     (i) the Indenture Trustee fails to comply with Section 6.11;
     (ii) an Insolvency Event occurs with respect to the Indenture Trustee; or
     (iii) the Indenture Trustee becomes legally unable to act or otherwise incapable of acting as Indenture Trustee.
     (c) If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Issuer must appoint a successor Indenture Trustee promptly.
     (d) Any successor Indenture Trustee will deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and the Administrator. Upon delivery of such acceptance, the resignation or removal of the retiring Indenture Trustee will become effective, and the successor Indenture Trustee will have all the rights, powers, duties and obligations of the Indenture Trustee under this Indenture and each Indenture Supplement. The Issuer will continue to pay all amounts owed to the retiring Indenture Trustee in accordance with Sections 6.7 and 8.2 following the retiring Indenture Trustee’s resignation or removal until all such amounts are paid. The successor Indenture Trustee will deliver a notice of its succession to the Secured Parties. The retiring Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
     (e) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee tenders its resignation or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     (f) Notwithstanding the replacement of the retiring Indenture Trustee pursuant to this Section 6.8, any obligations of the Issuer and the Administrator owing to the retiring Indenture Trustee under Section 6.7 will continue for the benefit of the retiring Indenture Trustee.
     Section 6.9. Successor Indenture Trustee by Merger.
     (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association will be the successor Indenture Trustee so long as such corporation or banking association is otherwise qualified and eligible under Section 6.11. The Indenture Trustee will promptly notify the Servicer and the Issuer (who will notify the Rating Agencies) of any such transaction.
     (b) If, at the time any such successor by merger, conversion or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, such successor may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated. If at such time any of the Notes have not been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor Indenture Trustee or in the name of such successor

Indenture Trustee. In all such cases, such certificates will have the same force and effect provided for anywhere in the Notes or in this Indenture or any Indenture Supplement as the certificate of the predecessor Indenture Trustee.
     Section 6.10. Appointment of Separate Indenture Trustee or Co-Indenture Trustee.
     (a) For the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, after delivering notice to the Issuer and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or any part of the Collateral, and to vest in such Persons, in such capacity and for the benefit of the Secured Parties, such title to all or any part of the Collateral, and, subject to this Section 6.10, such rights, powers, duties and obligations as the Indenture Trustee may consider necessary or desirable. No separate trustee or co-trustee will be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to the Secured Parties of the appointment of any separate trustee or co-trustee will be required under Section 6.8.
     (b) Every separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee will not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to all or any portion of the Collateral in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
     (ii) no trustee will be personally liable by reason of any act or omission of any other trustee under this Indenture or any Indenture Supplement; and
     (iii) the Indenture Trustee may accept the resignation of or remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided in such instrument of appointment, subject to this Indenture and any Indenture Supplement. Every such instrument will be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture or any Indenture Supplement on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
     Section 6.11. Eligibility; Disqualification. The Indenture Trustee must satisfy the requirements of Section 310(a) of the TIA and must comply with Section 310(b) of the TIA. The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition and must have a long-term debt rating of investment grade by each of the Rating Agencies or must otherwise be acceptable to each of the Rating Agencies. Within ten days after the Indenture Trustee fails to satisfy any of the requirements set forth in this Section 6.11 or ceases to be a Qualified Institution, the Indenture Trustee will notify the Issuer and the Servicer of such failure.
     Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee will comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. An Indenture Trustee who has resigned or been removed will be subject to Section 311(c) of the TIA.
     Section 6.13. Audits of the Indenture Trustee. The Indenture Trustee agrees that, with reasonable prior notice, it will permit any authorized representative of the Issuer, the Servicer or the Administrator, during the Indenture Trustee’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture and the Indenture Supplements, (b) any payments of fees and expenses of the Indenture Trustee in connection with such performance and (c) any claim made by the Indenture Trustee under this Indenture or any Indenture Supplement. In addition, the Indenture Trustee will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Indenture Trustee’s officers and employees. Each of the Issuer, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Servicer or the Administrator, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Indenture or any Indenture Supplement. The Indenture Trustee will maintain all such pertinent books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.
     Section 6.14. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer as of the date of this Indenture and as of the Series Issuance Date for any Series that:
     (a) Organization and Qualification. The Indenture Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Indenture Trustee is qualified as a foreign banking corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture, the Indenture Supplements or the other Transaction Documents to which it is a party.
     (b) Power, Authorization and Enforceability. The Indenture Trustee has the power and authority to execute deliver and perform the terms of this Indenture and the Indenture Supplements. The Indenture Trustee has authorized the execution, delivery and performance of this Indenture and each Indenture Supplement. This Indenture and each Indenture Supplement is the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.
     (c) No Conflicts and No Violation. The execution and delivery by the Indenture Trustee of this Indenture and each Indenture Supplement, the consummation by the Indenture Trustee of the transactions contemplated by this Indenture and each Indenture Supplement and the compliance by the Indenture Trustee with this Indenture and each Indenture Supplement will not (i) violate any federal or New York State law, governmental rule or regulation governing the banking or trust powers of the Indenture Trustee or any judgment or order binding on it or (ii) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under its charter documents or by-laws or any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Indenture Trustee is a debtor or guarantor or (iii) violate any law or, to the Indenture Trustee’s knowledge, any order, rule, or regulation applicable to the Indenture Trustee of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties, in each case which conflict, breach, default, Lien, or violation would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement.
     (d) No Proceedings. To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of any of this Indenture, any Indenture Supplement or any other Transaction Document, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under, or the validity or enforceability of, this Indenture or any Indenture Supplement.
     (e) Eligibility. The Indenture Trustee satisfies the requirements of Section 310(a) of the TIA and is a Qualified Institution. The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual published report of condition.

     (f) Information Provided by the Indenture Trustee. The information provided by the Indenture Trustee in any certificate delivered by a Responsible Person of the Indenture Trustee is true and correct in all material respects.
     Section 6.15. Duty to Update Disclosure. The Indenture Trustee will notify and provide information, and certify such information in an Officer’s Certificate, to the Depositors upon any event or condition relating to the Indenture Trustee or actions taken by the Indenture Trustee that (a) (i)is required to be disclosed by the Depositors under Item 2 (the institution of, material developments in, or termination of legal proceedings against The Bank of New York Mellon that are material to Noteholders) of Form 10-D under the Exchange Act within five days of such occurrence or (ii) either Depositor reasonably requests of the Indenture Trustee that such Depositor, in good faith, believes is necessary to comply with Regulation AB within five days of such request or (b) (i) is required to be disclosed under Item 5 (submission of matters to a vote of Noteholders) of Form 10-D under the Exchange Act within five days of a Responsible Person of the Indenture Trustee becoming aware of such submission, (ii) is required to be disclosed under Item 6.02 (resignation, removal, replacement or substitution of The Bank of New York Mellon as Indenture Trustee) or Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two days of a Responsible Person of the Indenture Trustee becoming aware of such occurrence or (iii) causes the information provided by the Indenture Trustee in any certificate delivered by a Responsible Person of the Indenture Trustee to be untrue or incorrect in any material respect or is necessary to make the statements provided by the Indenture Trustee in light of the circumstances in which they were made not misleading within five days of a Responsible Person of the Indenture Trustee becoming aware thereof.
     Section 6.16. Indenture Trustee Indemnification. The Indenture Trustee agrees to indemnify and hold harmless the Issuer and the Depositors from and against, any and all claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting solely from or directly related to a breach of any of the delivery obligations of the Indenture Trustee contained in Sections 6.6(d)(i) and 6.15 of this Agreement.
ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
     Section 7.1. Names and Addresses of Noteholders. If the Indenture Trustee is not the Note Registrar, the Issuer will furnish a list of the names and addresses of the Noteholders of any Notes to the Indenture Trustee (a) not more than five days after each Record Date, as of such Record Date and (b) not more than 30 days after receipt by the Issuer of a request from the Indenture Trustee, as of a date not more than ten days before the time such list is furnished. If the Indenture Trustee is the Note Registrar, the Indenture Trustee, upon the request of the Owner Trustee, will furnish within ten days to the Owner Trustee a list of Noteholders of all Notes as of the date specified by the Owner Trustee.
     Section 7.2. Preservation of Information; Communications to Noteholders.
     (a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee pursuant to Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it pursuant to Section 7.1 upon receipt of a new list.
     (b) Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture, the related Indenture Supplement or under the related Notes.
     (c) The Issuer, the Indenture Trustee and the Note Registrar will have the protection of Section 312(c) of the TIA.
     Section 7.3. Reports by Issuer.
     (a) The Issuer will:
     (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may prescribe) that the Issuer is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act;
     (ii) file with the Indenture Trustee and the Securities and Exchange Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture, as may be prescribed by the Securities and Exchange Commission; and
     (iii) supply to the Indenture Trustee such information, documents and reports (or summaries) required to be filed by the Issuer pursuant to Section 7.3(a)(i) and (ii) as may be required by rules and regulations prescribed by the Securities and Exchange Commission.
     (b) The Indenture Trustee will mail as described in TIA Section 313(c) to all Noteholders the information, documents and reports (or summaries) supplied to the Indenture Trustee pursuant to Section 7.3(a).
     (c) Unless the Issuer otherwise determines, the fiscal year of the Issuer will be the calendar year.
     Section 7.4. Reports by Indenture Trustee.
     (a) Within 90 days after each April 15, beginning in the year after the Closing Date, the Indenture Trustee will prepare and mail to each Noteholder a report dated as of such April 15 that complies with Section 313(a) of the TIA, but only if such report is required pursuant Section 313(a) of the TIA. The Indenture Trustee will also prepare and mail to Noteholders any report required pursuant to Section 313(b) of the TIA. Any report mailed to the Noteholders pursuant to this Section 7.4(a) will be mailed in compliance with Section 313(c) of the TIA.

     (b) The Indenture Trustee will file with the Securities and Exchange Commission and any stock exchange on which the Notes are listed a copy of each report delivered pursuant to Section 7.4(a) at the time of its mailing to Noteholders. The Issuer will notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
     Section 7.5. Notice by Publication. In addition to notices required to be given in any other manner under this Indenture, all notices required to be given to the Noteholders will be effected by publication at least once, if any Notes are listed on a stock exchange and the rules of such stock exchange so require, in a publication meeting the requirements of such stock exchange. The Issuer will notify the Indenture Trustee if notice by publication is required.
ARTICLE VIII
ALLOCATION AND APPLICATION OF COLLECTIONS; SERIES ACCOUNTS
     Section 8.1. Collection of Money. In respect of each Series and except as otherwise provided in this Indenture and in the Indenture Supplement for any Series, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture, any Indenture Supplement and any other Transaction Document. The Indenture Trustee will hold all such money and other property received by it in trust for the Noteholders and the other Secured Parties and apply it as provided in this Indenture and the Indenture Supplements. Except as otherwise provided in this Indenture, if any default occurs in the making of any payment or performance under the Sale and Servicing Agreements or any other Transaction Document, the Indenture Trustee may, and upon the request of the Noteholders of a majority of the Note Balance of the Notes must, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action will be without prejudice to any right to declare an Amortization Event or a Default or Event of Default under this Indenture and to proceed as provided in Article V after the occurrence of such event.
     Section 8.2. Rights of Noteholders. The Notes represent obligations of the Issuer secured by the Collateral, which, with respect to each Series, will consist of the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Indenture Supplement, (a) the portion of Collections allocable to and pledged for the benefit of the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement, (b) funds and other property credited to the Collection Account and the Excess Funding Account allocable to the Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, (c) funds and other property credited to any related Series Account, and (d) any other funds and other property described in such Indenture Supplement. The Notes of any Series or Class will not be secured by any interest in any Series Account or any other funds and other property pledged solely for the benefit of the Noteholders of any other Series or Class or to amounts allocable to the Depositor Interest.

     Section 8.3. Establishment of Trust Accounts.
     (a) Collection Account. The Indenture Trustee will establish and maintain a Qualified Account in the name of the Indenture Trustee, on behalf of the Issuer, bearing a designation clearly indicating that the funds and other property credited to such Qualified Account are held for the benefit of the Secured Parties (the “Collection Account”). The Collection Account will initially be account number 232979. The Collection Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Note Paying Agent or the Indenture Trustee to make withdrawals from the Collection Account in accordance with the Sale and Servicing Agreements, this Indenture and the Indenture Supplements.
     (b) Excess Funding Account.
     (i) The Indenture Trustee will establish and maintain a Qualified Account in the name of the Indenture Trustee, on behalf of the Issuer, bearing a designation clearly indicating that the funds and other property credited to such Qualified Account are held for the benefit of the Secured Parties (the “Excess Funding Account”). The Excess Funding Account will initially be account number 232984. The Excess Funding Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Note Paying Agent or the Indenture Trustee to make withdrawals from the Excess Funding Account in accordance with the Sale and Servicing Agreements, this Indenture and the Indenture Supplements.
     (ii) On each Deposit Date on which the Net Adjusted Pool Balance is less than the Required Pool Balance, the Depositors will instruct the Servicer to deposit funds, otherwise allocable to the holders of the Depositor Interest, into the Excess Funding Account up to the amount of such deficiency. In addition, the holders of the Depositor Interest may transfer additional funds into the Excess Funding Account to make up for such deficiencies. On each Deposit Date on which funds are in the Excess Funding Account, the Servicer will determine the amount, if any, by which the Net Adjusted Pool Balance exceeds the Required Pool Balance and, if so directed by the Depositors, will instruct the Indenture Trustee to withdraw any such excess from the Excess Funding Account and distribute such excess to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement.
     (iii) During the Accumulation Period or Amortization Period for any Series funds in the Excess Funding Account will be made available as Shared Principal Collections to any Series that is in its Accumulation Period or Amortization Period and will be allocated and distributed in accordance with Section 8.5(b) and the related Indenture Supplements.
     (c) Back-up Servicer Reserve Account.
     (i) The Indenture Trustee will establish and maintain a Qualified Account in the name of the Indenture Trustee, on behalf of the Issuer, bearing a designation clearly indicating that the funds and other property credited to such Qualified Account are held for the benefit of the Back-up Servicer, if any (the “Back-up Servicer Reserve Account”). The Back-up Servicer Reserve Account will initially be account number 235974. The Back-up Servicer Reserve Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Note Paying Agent or the Indenture Trustee to make withdrawals from the Back-up Servicer Reserve Account in accordance with the Sale and Servicing Agreements, this Indenture and the Indenture Supplements.
     (ii) The Servicer has deposited $200,000 into the Back-up Servicer Reserve Account. If the Back-up Servicer becomes the Successor Servicer pursuant to Section 6.2 of the Sale and Servicing Agreements, the Indenture Trustee, with the consent of the Servicer (such consent not to be unreasonably withheld), will reimburse the Back-up Servicer for its Transition Costs from amounts in the Back-up Servicer Reserve Account within 30 days of the delivery to the Indenture Trustee and the Servicer of a detailed billing statement setting forth such Transition Costs. Upon the delivery by the Servicer to the Indenture Trustee of an Officer’s Certificate stating that the Back-up Servicing Agreement has been terminated (other than as a result of the Back-up Servicer being appointed as the Successor Servicer or a new back-up servicing agreement being entered into), the Indenture Trustee will, at the direction of the Servicer, withdraw all amounts in the Back-up Servicer Reserve Account and distribute such amounts to the Depositor Interest Account for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement.
     (d) Benefit of Accounts. The Collection Account, Excess Funding Account and Back-up Servicer Reserve Account and all amounts, securities, investments, financial assets and other property deposited into or credited to such accounts will be held by the Indenture Trustee as secured party for the benefit of (i) in the case of the Collection Account and the Excess Funding Account, the Secured Parties, and (ii) in the case of the Back-up Servicer Reserve Account, the Back-up Servicer. After payment in full of the Notes and all other amounts owing or to be distributed to such Secured Parties or the Back-up Servicer, as applicable, under this Indenture, any Indenture Supplement and the Sale and Servicing Agreement, the Collection Account and the Excess Funding Account will be held by the Indenture Trustee as agent of the Issuer.
     (e) Maintenance of Accounts. If an institution maintaining one or more of the Collection Account, the Excess Funding Account or the Back-up Servicer Reserve Account ceases to be a Qualified Institution, the Servicer will direct the Indenture Trustee, with the Issuer’s assistance as necessary, to move such account to a Qualified Institution selected by the Administator within 30 calendar days.
     (f) Compliance. Each of the Collection Account, the Excess Funding Account and the Back-up Servicer Reserve Account will be established and maintained pursuant to the Control Agreement. The Issuer, or the Servicer on its behalf, will ensure that the Control Agreement establishing each of the Collection Account, the Excess Funding Account and the Back-up Servicer Reserve Account requires the Qualified Institution maintaining each such account to comply with entitlement orders (as defined in Article 8 of the UCC) originated by the

Indenture Trustee without further consent of the Issuer for so long as the Notes are Outstanding and to act as a securities intermediary in accordance with the UCC.
     (g) Permitted Investments. Funds in the Collection Account, the Excess Funding Account and the Back-up Servicer Reserve Account will, at the direction of the Servicer, be invested by the Indenture Trustee in Permitted Investments selected by the Servicer. Funds in the Collection Account, the Excess Funding Account and the Back-up Servicer Reserve Account will be invested in Permitted Investments that will mature so that such funds will be available no later than the following Payment Date. On each Payment Date, any net investment earnings on funds in such accounts will be deposited in the Collection Account and treated as Interest Collections for such Payment Date, except as otherwise provided in a related Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.3(g) nor for the selection of Permitted Investments in accordance with this Indenture, any Indenture Supplement or the Sale and Servicing Agreements.
     (h) Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to Section 8.3(g) must be given to the Indenture Trustee no later than 11:00 a.m. (New York City time) on the date such investment is to be made. Any such investment instructions may be in the form of standing instructions given to the Indenture Trustee by the Servicer. If the Indenture Trustee receives such investment instructions later than such time, the Indenture Trustee may, but is not obligated to, make such investment. If the Indenture Trustee is unable to make an investment required in any investment instructions received by the Indenture Trustee after 11:00 a.m. (New York City time) on such day, such investment will be made by the Indenture Trustee on the next Business Day. In no event will the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m. (New York City time) on the day such investment is requested to be made.
     Section 8.4. Collections and Allocations.
     (a) Allocations of Collections. All Interest Collections, Principal Collections and Defaulted Receivables will be allocated by the Servicer to each Series based on the applicable Investor Percentage for such Series as specified in the related Indenture Supplement. Interest Collections and Principal Collections so allocated to any Series will not be available to the Noteholders of any other Series or the holders of the Depositor Interest, except to the extent provided in this Indenture or the related Indenture Supplements. Allocations of Interest Collections and Principal Collections to be performed by the Servicer (i) between each of the Series and the Depositor Interest, (ii) among each Series and (iii) if applicable, among the Classes of a Series, will be set forth in the Indenture Supplements. The application of such allocated Interest Collections and Principal Collections will also be set forth in the Indenture Supplements. If no Series are outstanding, all Interest Collections, Principal Collections and Defaulted Receivables will be allocated by the Servicer to the holders of the Depositor Interest in accordance with the Trust Agreement.

     (b) Timing of Deposits into Collection Account. The Servicer will deposit Interest Collections and Principal Collections allocated as provided in Section 8.4(a), up to the amounts required under Section 8.4(c), into the Collection Account within two Business Days after such Collections are received and processed. Notwithstanding the foregoing, if any time (i) Ford Credit is no longer the Servicer, or (ii) Ford Credit’s short-term debt is rated at least equal to the Monthly Remittance Required Rating, then the Servicer may deposit all allocated Interest Collections and Principal Collections received by it during each Collection Period into the Collection Account allocated as provided in Section 8.4(a), up to the amounts required under Section 8.4(c), no later than 12:00 noon (New York City time) on the Payment Date following the Collection Period in which such Collections were received by the Servicer.
     (c) Required Deposit Amounts. For any Collection Period:
     (i) the Servicer will deposit Collections allocated as provided in Section 8.4(a) into the Collection Account up to the aggregate amount of Collections required (A) to be deposited into the Excess Funding Account or any Series Account or (B) without duplication, to be paid on the related Payment Date to the Noteholders, to any other Secured Party or to the Servicer pursuant to any Indenture Supplement or the Sale and Servicing Agreements; provided that in making such determination, the Servicer will take into account the application of allocated Interest Collections and Principal Collections in accordance with the Indenture Supplements;
     (ii) if at any time before the related Payment Date, the amount deposited by the Servicer into the Collection Account exceeds the amount required to be deposited in the Collection Account pursuant to clause (i) above, the Servicer may withdraw the excess from the Collection Account and reallocate such excess in accordance with Section 8.4(a); and
     (iii) notwithstanding clause (i) above, the Servicer may retain its Servicing Fee and is not required to deposit such fee (or any portion thereof in respect of any Series) into the Collection Account.
     Section 8.5. Excess Interest Sharing Groups; Principal Sharing Groups.
     (a) Excess Interest Sharing Groups. With respect to each Payment Date, (i) the Servicer will allocate Excess Interest Collections to each Excess Interest Sharing Series in a particular Excess Interest Sharing Group, pro rata, in proportion to the Interest Collections Shortfall, if any, for each such Series and (ii) the Servicer will deduct from the allocated Interest Collections available for deposit into the Collection Account on or before such Payment Date an amount equal to the excess, if any, of (A) the aggregate Excess Interest Collections as defined in the related Indenture Supplements for all such Series for such Payment Date, over (B) the aggregate Interest Collections Shortfall as defined in the related Indenture Supplements for all such Series for such Payment Date and will distribute such excess to the Trust Paying Agent for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement.
     (b) Principal Sharing Groups. The Servicer will allocate Shared Principal Collections for each Payment Date to each Principal Sharing Series in a particular Principal Sharing Group,

pro rata, in proportion to the Principal Shortfall, if any, for each such Series. On each Payment Date, from an amount for each Principal Sharing Group equal to the excess, if any, of (i) the Shared Principal Collections for such Payment Date, over (ii) the aggregate Principal Shortfall for all Series in such Principal Sharing Group for such Payment Date, the Servicer will (A) deposit such excess into the Excess Funding Account to the extent necessary, without duplication, to cause the Net Adjusted Pool Balance to equal the Required Pool Balance as of such Payment Date pursuant to Section 8.3(b)(ii), and (B) distribute any remainder to the Trust Paying Agent for distribution to the holders of the Depositor Interest in accordance with the Trust Agreement.
     Section 8.6. Release of Trust Collateral.
     (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by this Indenture or any Indenture Supplement must, execute instruments and authorize termination statements to release property from the Lien of this Indenture or any Indenture Supplement, or convey the Indenture Trustee’s interest in such property, in a manner and under circumstances which are not inconsistent with this Indenture or such Indenture Supplement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII is required to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or require evidence as to the application of any monies.
     (b) In order to facilitate the servicing of the Receivables by the Servicer and as provided in the Sale and Servicing Agreements with respect to an exchange of Receivables, the Indenture Trustee authorizes and appoints the Servicer as its attorney to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables and the other Trust Property (and the Indenture Trustee will execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Sale and Servicing Agreements.
     (c) The Indenture Trustee, at such time as there are no Notes Outstanding, and all sums due from the Issuer to the Indenture Trustee pursuant to Section 6.7 have been paid in full, will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to such funds, the funds then on deposit in the Bank Accounts under this Indenture and any Indenture Supplement. The Indenture Trustee will release property from the Lien of this Indenture pursuant to this Section 8.6(c) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA meeting the requirements of Section 12.1.
     (d) Notwithstanding anything to the contrary in this Indenture or the other Transaction Documents, immediately prior to the release of any portion of the Trust Property or any funds in the Series Accounts pursuant to this Indenture or any Indenture Supplement, the Indenture Trustee will remit to the holders of the Depositor for their own account any funds that, upon such release, would otherwise be remitted to the Issuer.

ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.1. Supplemental Indentures Without Consent of Noteholders.
     (a) Without the consent of the Noteholders but with prior notice by the Issuer to the Rating Agencies for each Series, the Issuer and the Indenture Trustee (when directed by Issuer Order) may enter into one or more indentures supplemental to this Indenture (which will conform to the provisions of the Trust Indenture Act as in force at the date of the execution of any such indenture supplemental to this Indenture) for any of the following purposes:
     (i) to correct or expand the description of any property subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;
     (ii) to evidence the succession, in compliance with this Indenture, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer in this Indenture, the Indenture Supplements and in the Notes;
     (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer in this Indenture or any Indenture Supplement;
     (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
     (v) to cure any ambiguity, to correct or supplement any provision in this Indenture or any Indenture Supplement or in any supplemental indenture that may be inconsistent with any other provision in this Indenture or in any supplemental indenture or to add provisions which are not inconsistent with the provisions of this Indenture or any Indenture Supplement so long as such action does not materially adversely affect the interests of the Noteholders;
     (vi) to evidence the acceptance of the appointment under this Indenture of a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as will be necessary to facilitate the administration of the trusts under this Indenture by more than one trustee, pursuant to Article VI; or
     (vii) to modify, eliminate or add to the provisions of this Indenture or any Indenture Supplement as necessary to effect the qualification of this Indenture and the Indenture Supplements under the TIA and to add to this Indenture such other provisions as may be required by the TIA.
     All supplemental indentures pursuant to this Section 9.1(a) will be in form reasonably satisfactory to the Indenture Trustee. The Indenture Trustee is authorized to join in the execution of any such supplemental indenture and to make any further reasonably appropriate agreements and stipulations that may be contained in such supplemental indenture.

     (b) The Issuer and the Indenture Trustee, when directed by Issuer Order, may enter, without the consent of any of the Noteholders, into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner (other than the modifications set forth in Section 9.2) the rights of the Noteholders under this Indenture, subject to the following conditions:
     (i) the Issuer delivers, or causes the Administrator to deliver, to the Indenture Trustee an Officer’s Certificate stating that such amendment will not have an Adverse Effect;
     (ii) the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and
     (iii) the Rating Agency Condition has been satisfied in respect of each affected Series.
     (c) Subject to the conditions specified in Section 2.2, the Issuer and the Indenture Trustee, when directed by Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture (which must conform to the provisions of the TIA as in force at the date of the execution of such supplemental indentures), in form satisfactory to the Indenture Trustee, without the consent of any Noteholders but, with prior notice to the Rating Agencies for each Series, to provide for the issuance of one or more Series in accordance with Section 2.2.
     Section 9.2. Supplemental Indentures with Consent of Noteholders.
     (a) The Issuer and the Indenture Trustee, when directed by Issuer Order, may enter, with the consent of the Noteholders of a majority of the Note Balance of each adversely affected Series and with prior notice by the Issuer to the Rating Agencies for each Series, into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture if the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not (i) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided, however, that no such supplemental indenture, without the consent of each Noteholder of each Note adversely affected by such supplemental indenture, will:
(A)	modify or alter Section 9.1 or this Section 9.2;

(B)	change (1) the Final Maturity Date or the date of payment of any installment of principal of or interest on any Note, (2) the principal amount of or interest rate on any Note, (3) the price at which the Notes may be redeemed, (4) the provisions of this Indenture or any Indenture Supplement relating to the priority of payments on the Notes or relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest on any Note is payable, or (5) the right of Noteholders to institute Proceedings to enforce this Indenture;

(C)	modify the percentage of the Note Balance of the Notes required for any action;

(D)	modify or alter the final paragraph of the definition of “Outstanding”;

(E)	modify the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; or

(F)	permit the creation of any Lien ranking prior or equal to the Lien of this Indenture with respect to any part of the Collateral other than Permitted Liens, or except as permitted by this Indenture or the other Transaction Documents, release the Lien of this Indenture with respect to any part of the Collateral.
     (b) It will not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act of Noteholders approves the substance of such proposed supplemental indenture.
     Section 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and subject to Sections 6.1 and 6.2, will be fully protected in relying upon, an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but is not obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, powers, duties, obligations, liabilities or immunities under this Indenture or otherwise.
     Section 9.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to this Article IX, this Indenture will be modified and amended in accordance with such supplemental indenture, and such supplemental indenture will be part of this Indenture for any and all purposes. Every Noteholder of Notes authenticated and delivered before or after such supplemental indenture will be bound by such supplemental indenture.
     Section 9.5. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX will conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture is qualified under the Trust Indenture Act.

     Section 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee will, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X
TERMINATION
     Section 10.1. Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created by this Indenture and any Indenture Supplement (other than the obligation of the Indenture Trustee to make payments to Noteholders as set forth in this Article X) will terminate, except with respect to the duties described in Section 10.2, on the Trust Termination Date.
     Section 10.2. Final Payment. Notwithstanding a final payment to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this Section 10.2, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders will continue to be held in trust for the benefit of such Noteholders and the Note Paying Agent or the Indenture Trustee will pay such funds to such Noteholders upon surrender of their Notes, if certificated. If all such Noteholders do not surrender their Notes for cancellation within six months after the date of such final payment, the Indenture Trustee will give notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final payment with respect to such Notes (which surrender and payment, in the case of bearer notes, will be outside the United States). If within one year after such notice all such Notes have not been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof will be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. The Indenture Trustee and the Note Paying Agent will pay to the Depositors any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Depositors, any Noteholders entitled to the money must look to the Depositors for payment as general creditors unless an applicable abandoned property law designates another Person.
     Section 10.3. Depositors’ Termination Rights. Upon the termination of the Issuer pursuant to Section 10.1, the Indenture Trustee will assign and convey to the holders of the Depositor Interest or any of their designees, without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under the Trust Property, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all monies then held in the Trust Accounts or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 10.2. The Indenture Trustee will execute and deliver such instruments of transfer and assignment, in each case without recourse, as may be reasonably requested by the Depositors to vest in the holders of the Depositor Interest or any of their designees all right, title and interest that the Issuer had in the Trust Property.
ARTICLE XI
MISCELLANEOUS
     Section 11.1. Compliance Certificates and Opinions, etc.
     (a) In connection with any order or request by the Issuer to the Indenture Trustee to take any action under this Indenture or any Indenture Supplement, the Issuer will deliver the following documents to the Indenture Trustee (such documents, collectively, an “Issuer Order” or “Issuer Request”, as applicable): (i) a written order or a written request, respectively, signed in the name of the Issuer by any one of its Responsible Persons and delivered to the Indenture Trustee, (ii) an Officer’s Certificate stating that all conditions precedent provided for in this Indenture or in the related Indenture Supplement relating to the proposed action have been complied with, (iii) to the extent required by the TIA or upon request of the Indenture Trustee, an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent have been complied with and (iv) (if required by the TIA) an Independent Certificate from a firm of certified public accountants of national reputation selected by the Issuer. However, in the case of any such order or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.
     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or an Indenture Supplement will include:
     (i) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions in this Indenture or such Indenture Supplement, as applicable, relating to such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
     (c) (i) Before depositing any cash or property with the Indenture Trustee that is to be made the basis for the release of any property subject to the Lien of this Indenture, the Issuer will furnish to the Indenture Trustee (A) an Officer’s Certificate stating the opinion of each Responsible Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the cash or property to be so deposited and (B) an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year, as set forth in the certificates delivered pursuant to Section 11.1(c)(i)(A), is 10% or more of the Note Balance of the Notes, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value of such property or securities to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of the Notes.
     (ii) Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer will furnish to the Indenture Trustee (A) an Officer’s Certificate stating the opinion of each Responsible Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Responsible Person the proposed release will not impair the security under this Indenture in contravention of this Indenture and (B) an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, other than property as contemplated by Section 11.1(c)(iii), or securities released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by Section 11.1(c)(ii)(A) and this Section 11.1(c)(ii)(B), equals 10% or more of the Note Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities, if the fair value of such property or securities as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance of the Notes.
     (iii) Notwithstanding Section 2.9 or any other provisions of this Section 11.1, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.1, (i) collect, liquidate, sell or otherwise dispose of Receivables in the ordinary course of its business provided that all proceeds, recoveries and related amounts and proceeds of such dispositions are applied in accordance with this Indenture and the Indenture Supplements and (ii) make cash payments out of the Bank Accounts, in each case, as and to the extent permitted or required by the Transaction Documents.
     (d) If the Securities and Exchange Commission issues an exemptive order under Section 304(d) of the TIA modifying the Indenture Trustee’s obligations under Sections 314(c) and 314(d)(1) of the TIA, the Indenture Trustee will release property from the Lien of this Indenture only in accordance with the Transaction Documents and the conditions and procedures set forth in such exemptive order.
     Section 11.2. Form of Documents Delivered to Indenture Trustee.
     (a) Any Officer’s Certificate of a Responsible Person of the Issuer may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Responsible Person knows, or in the exercise of reasonable care should know, that such opinion, with respect to the matters upon which such Officer’s Certificate is based, is erroneous. Any Officer’s Certificate of a Responsible Person of the Issuer or opinion of counsel may be based, insofar as it relates to factual matters, upon an Officer’s Certificate of or representation by a Responsible Person of the Servicer, the Depositors or the Issuer (including by the Administrator on behalf of the Issuer), stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositors, the Issuer or the Administrator, unless such Responsible Person of the

Issuer or counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate or representation with respect to such matters is erroneous.
     (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Section 11.3. Acts of Noteholders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or an Indenture Supplement to be given or taken by the Noteholders or a specified percentage of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; provided, that in determining whether the Noteholders or a specified percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver, only Notes that are Outstanding will be taken in account, in each case in accordance with the final paragraph of the definition of “Outstanding.” Except as otherwise provided in this Indenture or an Indenture Supplement such action will become effective when such instrument or instruments are delivered to the Indenture Trustee and, if required, to the Issuer. Such instrument or instruments (and the action embodied in such instrument or instruments and evidenced by such instrument or instruments) are sometimes referred to in this Indenture as the “Act of Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and a related Indenture Supplement and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
     (c) Any Act of Noteholders will bind the Noteholder of every Note issued upon the registration of such Note or in exchange for such Note or in lieu of such Note, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance on such Note, whether or not notation of such action is made upon such Note.
     Section 11.4. Notices, etc. to Indenture Trustee, Issuer and Rating Agencies.
     (a) Unless otherwise specified in this Indenture, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Indenture must be in writing and will be deemed to have been given and made:
     (i) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

     (ii) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
     (iii) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient; and
     (iv) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of receipt) of an email to such recipient stating that such electronic posting has occurred.
     Unless otherwise specified in this Indenture, any such notice, request, demand, consent or other communication must be delivered or addressed as set forth on Schedule B to the Sale and Servicing Agreement or at such other address as any party may designate by notice to the other parties.
     (b) Any notice required or permitted to be mailed to a Noteholder (i) in the case of Definitive Notes, must be sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to the address of such Person as shown in the Note Register or (ii) in the case of Book-Entry Notes, must be delivered pursuant to the applicable procedures of the Clearing Agency. Any notice so mailed within the time prescribed in this Indenture will be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
     Section 11.5. Notices to Noteholders; Waiver.
     (a) Any notice to Noteholders will be sufficiently given (unless otherwise provided in this Indenture) if in writing and (i) in the case of Definitive Notes, sent by overnight delivery, mailed by registered first class mail, postage prepaid, or sent by fax, to each Noteholder adversely affected by such event, at its address or fax number as it appears on the Note Register, or (ii) in the case of Book-Entry Notes, delivered pursuant to the applicable procedures of the Clearing Agency, in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder will affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner provided in this Indenture will conclusively be presumed to have been duly given.
     (b) Where this Indenture or any Indenture Supplement provides for notice in any manner, such notice may be waived by any Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders will be filed with the Indenture Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to this Indenture or any Indenture Supplement, then any manner of giving such notice satisfactory to the Indenture Trustee will be deemed to be a sufficient giving of such notice.
     (d) Where this Indenture or any Indenture Supplement provides for notice to the Rating Agencies for any Series, failure to give such notice will not affect any other rights or obligations created under this Indenture or the related Indenture Supplement, and will not under any circumstance constitute a Default or Event of Default with respect to such Series or any other Series.
     Section 11.6. Conflict with Trust Indenture Act. If any provision of this Indenture or any Indenture Supplement limits, qualifies or conflicts with another provision of this Indenture or any Indenture Supplement that is required or deemed to be included in this Indenture or such Indenture Supplement by any of the provisions of the TIA, such required or deemed provision will control. The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included in this Indenture or an Indenture Supplement unless expressly excluded by this Indenture or such Indenture Supplement) are a part of and govern this Indenture and each Indenture Supplement.
     Section 11.7. Benefits of Indenture. Nothing in this Indenture, any Indenture Supplement or in the Notes of any Series, express or implied, will give to any Person, other than the parties to this Indenture, such Indenture Supplement and their successors under this Indenture and such Indenture Supplement, and the Secured Parties and any other party secured under this Indenture or such Indenture Supplement, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 11.8. GOVERNING LAW. THIS INDENTURE AND EACH INDENTURE SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 11.9. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Indenture. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 11.10. WAIVER OF JURY TRIAL. EACH PARTY TO THIS INDENTURE AND ANY INDENTURE SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR SUCH INDENTURE SUPPLEMENT.
     Section 11.11. Severability. If any of the covenants, agreements or terms of this Indenture or any Indenture Supplement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Indenture or such Indenture Supplement and will in no way affect the validity, legality or enforceability of the remaining Indenture or such Indenture Supplement or of the Notes or the rights of the Noteholders.
     Section 11.12. Counterparts. This Indenture and each Indenture Supplement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     Section 11.13. Headings. The headings in this Indenture and each Indenture Supplement are included for convenience only and will not affect the meaning or interpretation of this Indenture or such Indenture Supplement.
     Section 11.14. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any Indenture Supplement or any certificate or other writing delivered in connection with this Indenture, such Indenture Supplement or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacity, (b) any holder of a beneficial interest in the Issuer, (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity, except as any such Person may have agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities). For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer under this Indenture and each Indenture Supplement, the Owner Trustee will be subject to, and entitled to the benefits of, Articles V, VI and VII of the Trust Agreement.
     Section 11.15. Subordination of Claims against the Depositor.
     (a) The obligations of the Issuer under this Indenture and each Indenture Supplement are solely the obligations of the Issuer and do not represent any obligation or interest in any assets of either Depositor. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or a beneficial interest in a Note, acknowledge and agree that they have no right, title or interest in or to any Other Assets of either Depositor. Notwithstanding the preceding sentence, if such Indenture Trustee, Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, the Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from the Other Assets, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then such Indenture Trustee, Noteholder or Note Owner further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against such Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement is deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Indenture Trustee, each Noteholder and each Note Owner further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.15 and this Section 11.15 may be enforced by an action for specific performance.
     (b) This Section 11.15 is for the third party benefit of those entitled to rely on this Section 11.15 and will survive the termination of this Indenture and any Indenture Supplement.
     Section 11.16. No Petition. The Indenture Trustee, each Noteholder or Note Owner, by accepting a Note or a beneficial interest in a Note, each covenants and agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by either Depositor or by a trust for which either Depositor was a depositor and (b) the Notes, it will not institute against, or join any other Person in instituting against, such Depositor or the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Indenture Supplement or any of the Transaction Documents. This Section 11.16 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture or any Indenture Supplement.
[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Julia Linian
	Name:	Julia Linian
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee
By:	/s/ Esther D. Antoine
	Name:	Esther D. Antoine
	Title:	Senior Associate

[Signature Page to Indenture]